UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
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WORTH REACHING FOR

Constellation Brands

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS AND 2022 PROXY STATEMENT

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

May 27, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 Virtual Annual Meeting of Stockholders of Constellation Brands, Inc. on Tuesday, July 19, 2022 at 11:00 a.m. (EDT).

Again this year, our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via online audio broadcast. We believe that hosting a virtual meeting enables greater stockholder attendance and participation from any location around the world. You will be able to attend the 2022 Virtual Annual Meeting, vote your shares, and submit your questions during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/STZ2022.

The attached Notice of Virtual Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also provided is the Company’s 2022 Annual Report that contains important business and financial information regarding the Company.

Your vote is important. Regardless of whether you participate in the annual meeting, we hope you vote as soon as possible. You may vote online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy, or voting instruction card ensures your representation at the annual meeting regardless of whether you attend the virtual meeting.

We hope this letter finds you and your family safe and healthy. The ongoing COVID-19 pandemic required Constellation to continue to evolve our business strategy in the face of the unprecedented challenges that affected the health and safety of millions of people, and changed the way we live and do business. As we look ahead, we remain committed to providing long-term, sustainable growth for our stakeholders. We appreciate your confidence in our Board, and we will continue to conduct our business in a manner that considers the interests of our stockholders, consumers, communities, and employees that are critical to our success.

Thank you for your continued support of Constellation Brands.

Very truly yours,

/s/ Robert Sands

ROBERT SANDS
Executive Chairman of the Board

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Date/Time	Tuesday, July 19, 2022 at 11:00 a.m. (EDT)

Virtual Meeting Access
To attend the meeting, vote, examine the stockholders list, and ask questions, go to www.virtualshareholdermeeting.com/STZ2022. You will need the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials , your proxy card, or the instructions that accompany your proxy materials. Because the Annual Meeting is virtual and being conducted over the Internet, stockholders will not be able to attend the Annual Meeting in person.

Items of Business	1. Elect as directors the thirteen (13) nominees named in the Proxy Statement.

2. Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2023.

3. Approve, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

4. Transact such other business as may properly come before the Meeting, or any adjournment or postponement.

Record Date	Holders of Class A Common Stock and Class B Common Stock as of the record date of May 20, 2022 are entitled to notice of and to vote on the matters listed in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ James O. Bourdeau

JAMES O. BOURDEAU
Secretary

Your vote is important to us, and we encourage you to vote your shares as soon as possible even if you plan to attend the virtual Annual Meeting. You can vote in the following ways:

Visit the website listed on your Notice or proxy card(s) to VOTE VIA THE INTERNET	If you received paper copies of your proxy materials in the mail, sign, date, and return your proxy card(s) in the enclosed envelope to VOTE BY MAIL	Call the telephone number specified on your proxy card(s) or on the website listed on your Notice to VOTE BY PHONE

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on
 July 19, 2022: This Proxy Statement and the Company’s 2022 Annual Report are available on our website at www.cbrands.com/annual-meeting

PROXY STATEMENT	Annual Meeting Information	Table of Contents

CONSTELLATION BRANDS, INC.

207 High Point Drive, Building 100
Victor, New York 14564

PROXY STATEMENT

ANNUAL MEETING INFORMATION

This Proxy Statement is being furnished to the holders of the common stock of Constellation Brands, Inc. in connection with the solicitation of proxies by the Board. The proxies are for use at the Meeting. This year we will again hold a virtual Annual Meeting of Stockholders. Stockholders may participate online by logging onto www.virtualshareholdermeeting.com/STZ2022. There will not be a physical meeting location. See the Questions & Answers section near the end of this Proxy Statement for additional information.

We are delivering proxy materials to many stockholders via the Internet under the SEC’s Notice and Access rules. Using this method of distribution, on or about June 2, 2022, we will mail an Important Notice Regarding the Availability of Proxy Materials that contains information about our 2022 Virtual Annual Meeting of Stockholders and instructions on how to view all proxy materials, and vote electronically, on the Internet. If you receive the Notice and prefer to receive a paper or e-mail copy of the proxy materials, follow the instructions in the Notice for making this request, and the materials will be sent promptly to you via your preferred method. If you prefer to vote by phone, the website listed on the Notice, www.proxyvote.com, has instructions for voting by phone. If you received paper copies of our proxy materials in the mail, you may submit your proxy by properly executing and returning the proxy card(s) in the enclosed envelope(s). If you received paper copies of this year’s proxy materials by mail, you can elect to receive an email message in the future that will provide a link to those documents on the Internet.

As of the Record Date, the outstanding common stock of the Company consisted of Class A Stock, Class B Stock, and Class 1 Stock. The capital stock of the Company entitled to be voted at the Meeting that was outstanding as of the Record Date consisted of 161,033,019 shares of Class A Stock and 23,205,885 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

Shares of Class 1 Stock have limited voting rights, and holders of Class 1 Stock are not entitled to vote on any of the proposals described in this Proxy Statement. Only holders of record of Class A Stock and/or Class B Stock on the books of the Company at the close of business on the Record Date for determining eligibility to vote at the Meeting are entitled to notice of and to vote at the Meeting.

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CORPORATE GOVERNANCE

The Board and Committees of the Board

Board Leadership Structure

The Board is responsible for overseeing the exercise of corporate power and ensuring that the Company's business and affairs are managed to meet our stated goals and objectives. The Board ensures that we have an effective management team in place to run our business and serves to protect and advance the long-term interests of our stockholders. The role of our executive officers is to develop and implement a strategic business plan for the Company and to grow our business. Our employees conduct our business under the direction of our President and Chief Executive Officer with the independent oversight of the Board.

Role of Chairman and Lead Director

Our Corporate Governance Guidelines provide that there is no predetermined policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate and, if the roles are to be separate, whether the Chairman of the Board should be a management or non-management director. Each year, the non-management directors choose an independent director to serve as lead director. If the Chairman of the Board is an independent director then the independent Chairman shall be the Lead Director, unless the non-management directors elect another independent director to serve as lead director.

The lead director schedules and presides at executive sessions of non-management directors (and, if any non-management director is not independent, executive sessions of independent directors). As required, the lead director also facilitates communication between other members of the Board, the Chairman, the Vice Chairman, and the Chief Executive Officer. Since the Chairman of the Board is currently not independent, a lead director has been designated by the non-management directors. Currently, Mr. James A. Locke III serves in this capacity. Our Corporate Governance Guidelines provide that there is no fixed schedule for the rotation of the lead director, although rotation may be desirable from time to time.

We believe this structure is appropriate as it provides us with an Executive Chairman and an Executive Vice Chairman who are members of our founding family as well as a lead director to provide independent leadership to the Board. The continued membership of Messrs. Robert Sands and Richard Sands on our Board allows us to continue to benefit from the experience and strategic insight of executives who have collectively provided approximately 70 years of service to our Company.

Oversight of Risk Management

The Board oversees the management of risks inherent in the operation of our business, with a focus on the most significant risks that we face. The Board performs this oversight role at multiple levels. In connection with its oversight of our strategic direction, as well as operations of our Beer and Wine & Spirits Divisions and corporate functions, the Board considers and addresses the primary risks associated with those strategic plans, divisions, and functions on a macro level. In addition, each Board committee addresses risks specific to the function of that committee on a micro level. For example, the Board committees address the following risk areas:

•The Audit Committee performs the Board’s oversight responsibilities as they relate to our accounting and enterprise risk management policies, internal controls, and financial reporting practices, and reviews and assesses our major enterprise risk exposures and the manner in which such risks are being monitored and controlled. The Audit Committee also monitors the Company’s compliance with legal and regulatory requirements.
•The Human Resources Committee reviews our executive and non-executive compensation programs and practices as they relate to risk management practices and risk-taking incentives. The Human Resources Committee also reviews the Company’s human capital matters.
•The Corporate Governance and Responsibility Committee, formerly named the Corporate Governance Committee prior to October 2021, oversees risks related to our governance structure and processes and

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our environmental, sustainability, and social responsibility programs. It administers our related person transactions policy, and as part of that administration process, oversees our processes for mitigating any risks in such transactions. It also annually reviews the pledging of Company stock, if any, by executive officers and directors, and oversees risks related to any such pledging. This committee also reviews stockholder proposals and makes recommendations to the Board regarding any such proposal.

We also have a management committee named the Enterprise Risk Management Committee. This committee is comprised of members of management whose job functions relate to a wide variety of risk-sensitive areas, including operations, internal audit, finance, accounting, legal, and information technology. The committee meets periodically for the purposes of identifying and assessing risks that we face and developing and implementing processes and procedures to manage, mitigate, or otherwise address identified risks. To facilitate the Board’s and the Board committees’ oversight functions as they relate to risk issues, the Enterprise Risk Management Committee periodically reports to, and receives comments from, the Board and the Audit Committee.

Compensation Risk Assessment

In April 2022, the Human Resources Committee received a report from its independent compensation consultant analyzing our executive compensation programs for potential risks created by such programs, as well as the design elements in our programs that mitigate any such risks. The Committee also received a comparable report with respect to our non-executive compensation programs prepared by the Human Resources Department. The Human Resources Committee’s review process did not identify any compensation-related risks that it considered reasonably likely to have a material adverse effect on us. The Committee reached this conclusion after considering the features of our compensation programs, including:

•the use of an appropriate pay philosophy, peer groups, and market positioning in order to support business objectives;
•a mix of cash and equity compensation, fixed and variable compensation, and short-term and long-term compensation;
•annual short-term incentive compensation that is dependent upon our performance against multiple performance metrics; and
•a mix of equity awards, including NQSOs, RSUs, and PSUs (for all named executive officers other than the Executive Chairman of the Board and the Executive Vice Chairman of the Board, who receive NQSOs only).

The Committee also reviewed a number of features that are designed to mitigate risk, including:

•effective controls and plan governance, including centralized management by the Human Resources Department and oversight by the Finance Department;
•independent oversight of the executive compensation program by the Committee;
•capped maximum opportunities under the annual short-term incentive compensation program and the PSU programs that discourage excessive risk-taking and protect against the possibility that actions are taken to maximize short-term results at the expense of long-term objectives;
•“double trigger” vesting of equity awards following a change in control; and
•our robust stock ownership guidelines, anti-hedging policy, and clawback policy.

Director Independence

The Board adopted and reviews on an annual basis the Corporate Governance Guidelines. These guidelines, which were most recently revised in October 2021, include categorical standards of independence which are designed to assist the Board in determining whether certain relationships between our directors and the Company or its subsidiaries are “material relationships” for purposes of the NYSE independence standards. The Corporate Governance Guidelines, including its categorical standards of independence, are available on our investor relations website at ir.cbrands.com under the section entitled Governance Documents. The Board has adopted the following categorical standards under the Corporate Governance Guidelines in order to guide its determination of whether a director is independent:

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A director will not be independent if:

•currently or within the last three years the director was employed by the Company;
•an immediate family member of the director is or has been, within the last three years, an executive officer of the Company;
•the director or an immediate family member of the director received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service);
•the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor;
•the director is a current employee of a firm that is the Company’s internal or external auditor;
•the director has an immediate family member who is a current employee of a firm that is the Company’s internal or external auditor and such immediate family member personally works on the Company’s audit;
•the director or an immediate family member of the director was within the last three years a partner or employee of a firm that is the Company’s internal or external auditor and such director or immediate family member personally worked on the Company’s audit within that time;
•the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company in which any of the Company’s present executive officers at the same time serve or served on that other company’s compensation committee; or
•the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

In addition, the following commercial and charitable relationships will not be considered material relationships that would impair a director’s independence:

•an immediate family member of the director is or was employed by the Company other than as an executive officer;
•the director or an immediate family member of the director received $120,000 or less in direct compensation from the Company during any 12-month period (other than director and committee fees and pension or other forms of deferred compensation for prior service);
•an immediate family member of the director is employed by a present or former internal or external auditor of the Company and such family member does not personally work on the Company’s audit and did not personally work on the Company’s audit within the last three years;
•an immediate family member of the director was a partner or employee of a present or former internal or external auditor of the Company and did not personally work on the Company’s audit within the last three years;
•the director is or was an executive officer or employee, partner or stockholder, or an immediate family member of the director is or was an executive officer, partner or stockholder, of another company that does business with the Company and the annual sales to, or purchases from, the Company for property and/or services are less than or equal to the greater of $1,000,000 or 2% of the annual revenues of such other company;
•the director is or was an executive officer, employee, partner, or stockholder of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than or equal to 2% of the total consolidated assets of the company for which they serve as an executive officer, employee, partner or stockholder; and
•the director serves or served as an officer, director, or trustee of a tax exempt organization, and the Company’s discretionary contributions to the tax exempt organization are less than or equal to the greater of $1,000,000 or 2% of that organization’s total annual consolidated gross revenues.

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Relationships not addressed by the NYSE rules or similarly described above will not cause an otherwise independent director not to be considered independent. For relationships that do not fall within the categories delineated above, the directors who are independent under the guidelines will determine whether a relationship is material and, therefore, whether such director would be independent.

In April 2022, the Board reviewed the independence of each incumbent director and director nominee. Based on the Corporate Governance Guidelines, including its categorical standards of independence, the Board has affirmatively determined that none of the following directors and director nominees had any material relationship with the Company and are therefore independent: Christy Clark, Jennifer M. Daniels, Nicholas I. Fink, Jeremy S. G. Fowden, Ernesto M. Hernández, Susan Somersille Johnson, James A. Locke III, Jose Manuel Madero Garza, Daniel J. McCarthy, and Judy A. Schmeling. Therefore, each director and director nominee, other than Robert Sands, Richard Sands, and William A. Newlands, is independent. Following the Meeting, assuming all of the nominated directors are elected, the Board is expected to consist of thirteen (13) directors, ten (10) of whom, representing 77% of the Board, will be independent.

In determining the independence of each director, the Board considered and deemed immaterial to the directors’ independence transactions involving charitable contributions or the sale of products and services in the ordinary course of business between the Company and companies or organizations at which some of our directors or their immediate family members were directors, officers, or employees. In each case, the amount paid to or received from these companies or organizations in each of the last three years was below thresholds in the guidelines. The Board determined that none of the relationships it considered impaired the independence of the directors.

Board and Committee Meetings and Committee Membership

During Fiscal 2022, the Board met nine times. Each incumbent director who is standing for re-election at the Meeting attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which they served during their period of service. The non-management members of the Board, all of whom are independent, also meet periodically in regularly scheduled sessions without management. Our directors are expected to attend each Annual Meeting of Stockholders, and all directors who were at that time standing for re-election attended our 2021 Annual Meeting of Stockholders.
The table and footnotes below list our three separately designated, standing Board committees, the directors who serve on them, and the number of committee meetings held in Fiscal 2022. Each committee operates under a written charter that was approved by the Board and is available on our investor relations website at ir.cbrands.com. Each member of the three standing Board committees is independent in accordance with the applicable requirements of the NYSE listing standards, the SEC, and the categorical standards of independence contained within our Corporate Governance Guidelines. All directors served on the respective committees listed below for the entirety of Fiscal 2022.

Audit Committee (1)	Human Resources Committee (2)	Corporate Governance and Responsibility Committee (3)
Ms. Daniels	Ms. Clark	Mr. Fowden
Mr. Fink	Mr. Fowden u	Mr. Locke un
Mr. Madero	Mr. Hernández	Ms. Schmeling
Mr. McCarthy	Ms. Johnson
Ms. Schmeling ul

u Chairperson	l Audit Committee Financial Expert	n Lead Director
(1)The Audit Committee held five meetings in Fiscal 2022.
(2)The Human Resources Committee held five meetings in Fiscal 2022.
(3)The Corporate Governance and Responsibility Committee held four meetings in Fiscal 2022.

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Audit Committee

This committee performs the Board’s oversight responsibilities as they relate to our accounting policies, internal controls, and financial reporting practices, including, among other things, the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of our internal audit function and the independent registered public accounting firm, and the enterprise risk management process and policies with respect to risk assessment and risk management. In addition, this committee maintains a line of communication between the Board and our financial management, internal auditors, and independent registered public accounting firm. The Board has determined that Ms. Daniels, Mr. Fink, Mr. Madero, Mr. McCarthy, and Ms. Schmeling are independent (as independence is determined for audit committee members under NYSE listing standards) and that all are financially literate. The Board has also determined that Ms. Schmeling, the Chairperson of the Audit Committee, qualifies as an audit committee financial expert. Additional information regarding the experience of each committee member is set forth under the heading “Director Nominees.” No committee member simultaneously serves on the audit committees of more than two other public companies.

Corporate Governance and Responsibility Committee

This committee functions as the nominating committee of the Board. The Corporate Governance and Responsibility Committee identifies individuals qualified to become Board members consistent with criteria and qualifications for membership approved by the Board and selects, or recommends that the Board select, director nominees for each Annual Meeting of Stockholders. The Corporate Governance and Responsibility Committee advises the Board concerning the appropriate composition of the Board and its committees, develops and recommends corporate governance guidelines to the Board, advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them, and oversees the Company’s environmental, sustainability, and social responsibility programs and goals and Company’s progress toward achieving those goals. Among other matters, this committee also makes recommendations to the Board with respect to an officer to be designated as Chief Executive Officer, directors to serve as Chairman of the Board and Vice Chairman of the Board, and, if applicable, an independent director to serve as lead director. In addition, this committee advises the Board regarding compensation for the non-management directors and reviews related person transactions involving the Company and its directors, director nominees, executive officers, or significant stockholders.

The Corporate Governance and Responsibility Committee identifies potential director candidates from any outside advisors it may retain, as well as from other members of the Board, executive officers, and other contacts. The Corporate Governance and Responsibility Committee has from time to time engaged the services of independent third-party search firms to assist it in identifying and evaluating potential director candidates who will bring to the Board specific skill sets as established by the Corporate Governance and Responsibility Committee.

The Corporate Governance and Responsibility Committee will also consider director nominations identified by our stockholders. Nominations by stockholders must be provided in a timely manner and must include sufficient biographical information so that the Corporate Governance and Responsibility Committee can appropriately assess the proposed nominee’s background and qualifications. In its assessment of potential candidates, the Corporate Governance and Responsibility Committee will review the candidate’s character, wisdom, judgment, ability to make independent analytical inquiries, business experiences, understanding of our business environment, acumen, and ability to devote the time and effort necessary to fulfill their responsibilities, all in the context of the perceived needs of the Board at that time. For a stockholder to have their candidate considered by the Corporate Governance and Responsibility Committee for inclusion as a director nominee at the 2023 Annual Meeting of Stockholders, stockholder submissions of candidates for nomination to the Board must be received by the Company’s Secretary in writing at our offices, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. Potential nominees recommended by a stockholder in accordance with the procedures set forth under the heading “Stockholders Proposals for the 2023 Annual Meeting” will be considered and evaluated in the same manner as other potential nominees.

Pursuant to our Corporate Governance Guidelines, individual diversity as well as diversity in experience and areas of expertise are factors that are considered by the Corporate Governance and Responsibility Committee in its

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assessment of candidates. The Board, however, has not adopted any objective diversity-driven criteria or composition requirements. The Board seeks individuals having knowledge and experience in such disciplines as finance and accounting, international business, marketing, law, human resources, and consumer products. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Corporate Governance and Responsibility Committee assists the Board by selecting or recommending director candidates who it believes will enhance the overall diversity of the Board.

We are proud to have a diverse Board. The Board consists of three members of management and ten independent, non-management directors. Of those ten non-management directors, one identifies as Hispanic, one identifies as a Mexican national, one identifies as black, and four are women.

Human Resources Committee

This committee functions as the compensation committee of the Board. In addition to satisfying the applicable independence requirements of the SEC and the NYSE and qualifying as independent under the Corporate Governance Guidelines, the members of the Human Resources Committee are considered “non-employee directors” under Rule 16b-3 of the Exchange Act.

This committee fulfills the Board’s responsibilities relating to the compensation of our executive officers, including our Chief Executive Officer, and engages an independent consultant to assist with its review and analysis of executive compensation. Additionally, the Human Resources Committee monitors: our human resources policies and procedures as they relate to our goals and objectives and good management practices; our material policies and procedures which relate to compliance with pertinent human resources laws and regulations, the ethical conduct of the business as it relates to human resources matters, and the management of human resources capital; our procedures and internal controls that relate to personnel administration, pay practices, and benefits administration; and human capital matters including, but not limited to, the development, attraction, and retention of Company personnel, and employee diversity, equity, and inclusion matters. The Human Resources Committee is responsible for evaluating the performance of our Chief Executive Officer and approves each element of his compensation, as well as the compensation of our other executive officers. This committee also annually reviews with management the CD&A section of this Proxy Statement and, as appropriate, recommends to the Board that it be included in our applicable filings with the SEC.

This committee presently oversees our LTSIP, AMIP, and ESPP, and it reviews our senior management development and succession plans and any employment agreement with any current or proposed executives as well as other important human resources issues. The Human Resources Committee has not delegated any authority with respect to the compensation of our executive officers. The Human Resources Committee has delegated to our Chief Human Resources Officer limited authority to grant equity awards to non-executive officer employees, subject to certain limitations on the aggregate annual value of such awards and the annual value of awards granted to an individual recipient.

The Role of Our Executive Officers
Executive officers, including our Executive Chairman of the Board, Executive Vice Chairman of the Board, and our Chief Executive Officer, may make recommendations and provide information to, and answer questions from, the Human Resources Committee as it fulfills its responsibilities regarding executive compensation during each fiscal year. No executive officer has the authority to approve their compensation or to grant awards of equity compensation to themselves or to any other executive officer.

The Role of Compensation Consultants
The Human Resources Committee directly engaged FW Cook to serve as its independent compensation consultant for Fiscal 2022. The scope of services relating to Fiscal 2022 executive compensation performed by FW Cook generally consisted of the following:

•competitive reviews of our executive compensation programs, including a review of current incentive programs, a review of our peer group, and external market-check analyses (including a pay-for-performance analysis);

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•assisting the Human Resources Committee regarding the impact of the COVID-19 pandemic on the Company’s performance-based compensation programs;
•plan modification and design recommendations, including advice related to the design of our compensation program for our President and Chief Executive Officer, Executive Chairman, and Executive Vice Chairman;
•updates on executive compensation trends and related regulatory rulemaking;
•an executive compensation risk analysis;
•a review of the 2022 CD&A; and
•additional consultant support as needed including review and comment on management proposals and attendance at committee meetings.

FW Cook also serves as the independent compensation consultant to the Corporate Governance and Responsibility Committee concerning compensation of the non-management directors. The Corporate Governance and Responsibility Committee has directly engaged FW Cook to assist with its review and recommendations concerning the non-management director compensation program for action by the Board in Fiscal 2022. During Fiscal 2022, FW Cook provided advice and recommendations on executive and director compensation and did not provide us with any additional services.

The Human Resources Committee has considered the independence of FW Cook, as required under NYSE Listing Rules. The Committee has also considered the relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to FW Cook. Based on its reviews, the Human Resources Committee has not identified any conflicts of interest regarding the services of FW Cook or its employees.

Communications with the Board

Stockholders or other interested parties may arrange to communicate directly with the directors, the lead director, or the non-management directors as a group by writing to them in the care of the Board, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. We will forward all such communications (other than unsolicited advertising materials). Stockholders or other interested parties may also communicate concerns via our 24-hour hotline as set forth in the policy regarding Communications from Stockholders or Other Interested Parties available on our investor relations website at ir.cbrands.com.

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CORPORATE GOVERNANCE	Director Compensation	Table of Contents
Director Compensation

The Corporate Governance and Responsibility Committee advises the Board with regard to compensation of non-management directors. The Corporate Governance and Responsibility Committee directly engaged FW Cook as its independent compensation consultant to assist with such matters during Fiscal 2022. Management personnel within the Human Resources Department support the Corporate Governance and Responsibility Committee and the Board in their work concerning non-management director compensation. Executive officers may make recommendations or provide information to, or answer questions from, the Corporate Governance and Responsibility Committee and the Board regarding non-management director compensation. Messrs. Newlands, Robert Sands, and Richard Sands, who are also executive officers of the Company, receive no additional compensation for serving as directors.

Our compensation program for non-management members of the Board currently runs on an annual cycle starting with the first Board meeting immediately following the Annual Meeting of Stockholders and includes compensation in the form of cash, RSUs, and NQSOs. As part of the annual compensation review process, our director compensation program was reviewed by FW Cook in June 2021. The changes below, recommended by FW Cook, were reviewed and approved by the Board at its July 20, 2021 meeting:

•The Board’s lead director annual cash retainer was increased from $25,000 to $30,000; and
•The value of the RSU component of the annual equity award was increased from $102,500 to $115,000.

In FW Cook’s review and recommendation of the above revisions to our director compensation program, FW Cook informed the Corporate Governance and Responsibility Committee that the structure of our director compensation program continues to be generally consistent with peer group policy and “best practice” design as recognized by the proxy advisory firms and investor groups, and that the proposed program continues to be aligned with sound compensation practices.

For the annual cycle starting with the first Board meeting immediately following the 2021 Annual Meeting of Stockholders, our annual compensation program for non-management directors consisted of:

•an annual cash retainer of $100,000, payable in quarterly installments;
•an annual cash retainer of $15,000 to the Chair of the Corporate Governance and Responsibility Committee, payable in quarterly installments;
•an annual cash retainer of $20,000 to the Chairs of each of the Audit Committee and the Human Resources Committee, payable in quarterly installments;
•an annual cash retainer of $30,000 to the Board’s lead director, if any, payable in quarterly installments;
•an NQSO grant with a grant date fair value of $55,000; and
•an RSU award with a grant date fair value of $115,000.

On July 20, 2021, non-management directors were granted:

•987 NQSOs to purchase Class 1 Stock at an exercise price of $225.17 that are exercisable for a ten-year period. These options vest six months from the grant date, subject to earlier vesting in the event of death or disability; and
•510 RSUs, which vest on the first July 10th following the grant date, subject to earlier vesting in the event of death, disability, or a change-in-control of the Company.

We reimburse our non-management directors for reasonable expenses incurred in connection with attending Board and Board committee meetings. For the 2021 calendar year, we made an annual $10,000 cash payment to each of our non-management directors to be used towards purchases of our products. We also maintain a charitable matching program pursuant to which we will match donations by directors up to $5,000 per year to charitable organizations focused on health, education, or the arts. During Fiscal 2022, Mr. Fink, Ms. Johnson, Mr. Locke, and Mr. McCarthy each had $5,000 in donations matched by us under this program.

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CORPORATE GOVERNANCE	Director Compensation	Table of Contents
Director Compensation in Fiscal 2022

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Christy Clark	$100,000	$114,837	$54,956	$10,000	$279,793
Jennifer M. Daniels	$150,000	$114,837	$54,956	$10,000	$329,793
Nicholas I. Fink	$100,000	$114,837	$54,956	$15,000	$284,793
Jeremy S. G. Fowden	$160,000	$114,837	$54,956	$10,000	$339,793
Ernesto M. Hernández	$100,000	$114,837	$54,956	$10,000	$279,793
Susan Somersille Johnson	$100,000	$114,837	$54,956	$15,000	$284,793
James A. Locke III	$143,077	$114,837	$54,956	$15,000	$327,870
Jose Manuel Madero Garza	$140,000	$114,837	$54,956	$10,000	$319,793
Daniel J. McCarthy	$140,000	$114,837	$54,956	$15,000	$324,793
Judy A. Schmeling	$120,000	$114,837	$54,956	$10,000	$299,793
(1)The amounts in this column include cash retainers (i) for Board and Board committee service and (ii) for serving as lead director that were earned or paid during Fiscal 2022.
(2)These amounts represent the grant date fair value of RSU awards granted in Fiscal 2022. This represents the aggregate amount that we expected to expense for such grants computed in accordance with Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Each non-management director held an aggregate of 510 unvested RSUs at the end of Fiscal 2022.
(3)These amounts represent the grant date fair value of stock options granted in Fiscal 2022 computed in accordance with Topic 718. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. Assumptions used in calculating these values may be found in Note 18 of our financial statements in our 2022 Form 10-K. All Fiscal 2022 stock option awards to directors fully vested during the fiscal year, and we completely expensed these awards during Fiscal 2022. The aggregate number of shares subject to stock option awards outstanding at the end of Fiscal 2022 for each non-management director was: Ms. Clark - 3,472; Ms. Daniels - 4,472; Mr. Fink - 1,584; Mr. Fowden – 17,342; Mr. Hernández – 9,768; Ms. Johnson – 5,723; Mr. Locke – 12,518; Mr. Madero - 3,472; Mr. McCarthy – 8,162; and Ms. Schmeling – 8,162.
(4)The amounts in this column include each director’s product allowance and the amount of any matching donations provided by the Company pursuant to a charitable matching program available to all U.S. employees and directors.

Name	Product Allowance	Charitable Matching Contributions
Christy Clark	$10,000	—
Jennifer Daniels	$10,000	—
Nicholas I. Fink	$10,000	$5,000
Jeremy S. G. Fowden	$10,000	—
Ernesto M. Hernández	$10,000	—
Susan Somersille Johnson	$10,000	$5,000
James A. Locke III	$10,000	$5,000
Jose Manuel Madero Garza	$10,000	—
Daniel J. McCarthy	$10,000	$5,000
Judy A. Schmeling	$10,000	—

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CORPORATE GOVERNANCE	Proposal 1 - Election of Directors	Table of Contents
Proposal 1 – Election of Directors

Director Nominees

The Board has nominated thirteen (13) directors to be elected by the stockholders at the Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board are Christy Clark, Jennifer M. Daniels, Nicholas I. Fink, Jeremy S. G. Fowden, Ernesto M. Hernández, Susan Somersille Johnson, James A. Locke III, Jose Manuel Madero Garza, Daniel J. McCarthy, William A. Newlands, Richard Sands, Robert Sands, and Judy A. Schmeling all of whom are currently serving as directors of the Company until the Meeting and until their successors are elected and qualified. Of the thirteen (13) nominees, Ms. Daniels and Messrs. Fowden, Madero, and McCarthy have been designated as the four (4) nominees to be elected by holders of Class A Stock, voting as a separate class. The remaining nine (9) nominees are to be elected by holders of Class B Stock, voting as a separate class.

Each of these nominees was recommended to the Board by the Corporate Governance and Responsibility Committee. In making its recommendation, the Corporate Governance and Responsibility Committee considered (i) the experience, qualifications, attributes, and skills of each nominee, (ii) each director’s past performance on and contributions to the Board, and (iii) which director nominees should be presented for election by holders of Class A Stock and which director nominees should be presented for election by holders of Class B Stock. Management does not anticipate that any of the nominees will become unavailable to serve for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board. The reported age of each nominee as presented in the following biographies is as of May 27, 2022.

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CORPORATE GOVERNANCE	Proposal 1 - Election of Directors	Table of Contents

Christy Clark, age 56, a director since 2019, has served as a Senior Advisor at Bennett Jones LLP, an internationally recognized Canadian law firm, since July 2018. Prior to that, she served as the Premier of the Province of British Columbia, Canada from March 2011 through July 2017. She has served as a director of Shaw Communications Inc. (NYSE: SJR), a Canadian telecommunications company, since June 2018, and of Recipe Unlimited Corporation (TSX: RECP), a Canadian full-service restaurant company, since May 2018. As a volunteer, she chairs Roots of Empathy, an international organization that helps children develop empathy. Ms. Clark brings to the Board extensive leadership experience, as well as valuable insights into Canadian and international markets, fiscal management, and government relations.

Committee - Human Resources

Jennifer M. Daniels, age 58, a director since 2018, has served as Chief Legal Officer and Secretary of Colgate-Palmolive Company (NYSE: CL), a leading global consumer products company, since November 2014. Prior to that, she served as Senior Vice President, General Counsel, and Secretary of NCR Corporation from 2010 to 2014. She also served as Vice President, General Counsel, and Secretary of Barnes & Noble, Inc. from 2007 through 2010. Ms. Daniels has not served as a director of any other public company during the past five years. Ms. Daniels brings to the Board significant legal expertise with a global lens on consumer business, a strong transactional track record, and in-depth knowledge of the corporate governance requirements for publicly-traded companies.

Committee - Audit

Nicholas I. Fink, age 47, a director since 2021, has served as Chief Executive Officer of Fortune Brands (NYSE: FBHS) since January 2020. From March 2019 to January 2020, he served as President and Chief Operating Officer of Fortune Brands. From July 2016 to March 2019, he served as President of Fortune Brands’ Water Innovations group. From June 2015 to July 2016, Mr. Fink served as Senior Vice President of Global Growth and Development of Fortune Brands. Prior to that, he served as President, Asia Pacific and South America of Beam Suntory, Inc., a global spirits company. As a current chief executive officer, Mr. Fink brings to the Board his expertise in executive leadership, extensive beverage alcohol, international business, and corporate development and legal experience, and a proven track record of leveraging consumer insights to meet consumer needs in fast moving, highly regulated markets. Mr. Fink is a member of the board of directors of Fortune Brands.
Committee - Audit

Jeremy S. G. Fowden, age 65, a director since 2010, has served as the Chairman of the Board of Primo Water Corporation (NYSE: PRMW), formerly known as Cott Corporation, since April 1, 2020. Primo Water Corporation is a pure-play water solutions provider (including bottled water, filtration, water dispensers, purified bottled water, and self-service refill drinking water) in North American and Europe. Prior to that, he served as Executive Chairman of the Board of Primo Water Corporation from December 29, 2018 to April 1, 2020. From 2009 until December 29, 2018, Mr. Fowden served as Chief Executive Officer of Primo Water Corporation. Prior to his service as Primo Water’s Chief Executive Officer, he served as President of its International Operating Segment, Interim President North America, and Interim President of its UK and

European business from 2007 to 2009. Prior to joining Primo Water Corporation, Mr. Fowden served as Chief Executive Officer of Trader Media Group (known as Autotrader Plc) and was a member of the Guardian Media Group plc’s board of directors from 2005 to 2007. Prior to this time, he served in a variety of roles at multiple companies, including Global Chief Operating Officer of AB InBev S.A. Belgium, an alcoholic beverage company, Chief Executive Officer of Bass Brewers Ltd., a subsidiary of AB InBev S.A. Belgium, Managing Director of the Rank Group plc’s Hospitality and Holiday Division and member of the Rank Group plc’s board of directors, Chief Executive Officer of Hero AG’s European beverage operations and various roles within PepsiCo Inc.’s beverage operations and Mars, Incorporated’s pet food operations. Mr. Fowden has served as a director of Primo Water Corporation since 2009. Mr. Fowden served as a member of the board of directors of British American Tobacco (NYSE: BTI) from September 2019 to March 2021. As a current board chairman and former chief executive officer of a public company, Mr. Fowden brings his extensive experience in executive leadership, the beverage industry, and international operations to the Board.
Committees - Human Resources (Chair) & Corporate Governance and Responsibility

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CORPORATE GOVERNANCE	Proposal 1 - Election of Directors	Table of Contents

Ernesto M. Hernández, age 64, a director since 2014, retired from GM de Mexico, a subsidiary of General Motors Company, a global automobile manufacturing company which through a subsidiary also provides automotive financing services, effective January 16, 2020. From June 2011 until August 2019, he served as President and Managing Director of GM de Mexico. Prior to that time, he served as Vice President and Executive Director of Sales, Service and Marketing of GM de Mexico, having served in that role from April 2003 through May 2011. Mr. Hernández began his career with GM de Mexico in 1980 and has held numerous positions of growing responsibility within that company. He also serves as a director of BRP Inc. (TSX: DOO; Nasdaq: DOOO), headquartered in Quebec, Canada, since December 2020, and Dana Incorporated

(NYSE: DAN), headquartered in Maumee, Ohio, since January 2022. Mr. Hernández brings to the Board his extensive leadership skills, insight, and perspective from his many years of service with a major manufacturing company as well as valuable insights regarding Mexican business operations.
Committee - Human Resources

Susan Somersille Johnson, age 56, a director since 2017, has served as Chief Marketing Officer of Prudential Financial, Inc. (NYSE: PRU), a financial wellness leader and premier active global investment manager, since October 2020. From August 2014 to October 2020, she served as an Executive Vice President and as Chief Marketing Officer of Truist Financial Corporation, the bank holding company formed in 2019 following the merger of SunTrust Bank and BB&T. Prior to that, Ms. Johnson served as the Vice President of Global Marketing at NCR Corp. from April 2012 to August 2014. She also served as Global Head of Operator Marketing at Nokia and held leadership roles in a number of technology organizations, including Nuance Communications, Fujitsu, and Apple. Ms. Johnson has served as a director of National Vision Holdings, Inc. (NYSE: EYE), one of

the largest optical retail companies in the United States, since October 2020. Ms. Johnson brings to the Board a proven track record of building and revitalizing brands by enhancing the client experience and a combination of skills across creative and analytical marketing specializing in big data to draw on consumer insights.
Committee - Human Resources

James A. Locke III, age 80, a director since 1983, has been engaged in the practice of business and corporate law, including primarily mergers and acquisitions, since 1971. Currently, Mr. Locke is Senior Counsel to the law firm of Nixon Peabody LLP. From 1996 through January 2008, he was a partner with Nixon Peabody LLP. He is located in the Rochester, New York office of the firm. Nixon Peabody LLP is the Company’s principal outside counsel. Prior to joining Nixon Peabody LLP, Mr. Locke practiced law in Rochester as a partner with another law firm. Mr. Locke has not served as a director of any other public company during the past five years. Mr. Locke brings to the Board his extensive knowledge in the areas of business and corporate law, corporate governance, and mergers and acquisitions. He also has had direct experience with the

Company and its management since the Company first became a public company, including through his more than 30 years of service on the Board. As a result, he is able to have a broad understanding of and provide insight and guidance with respect to the Company’s development and strategies. He currently serves as the lead director.

Committee - Corporate Governance and Responsibility (Chair)

Jose Manuel Madero Garza, age 54, a director since 2019, is currently an independent business consultant based out of Mexico City. He served as honorary advisor of the COFINECE (national council for the promotion of investment, employment and economic growth) at the Office of the Chief of Staff of the President of Mexico from March 2019 until his term ended in December 2019. Prior to that, he served as Chief Executive Officer of Grupo Bepensa from February 2015 through February 2019. From 2005 to 2015, Mr. Madero held various roles of growing responsibility with Monsanto Company, a global agriculture company, including Vice President of International Business Development from September 2014 to January 2015, President and Regional Lead EMEA from February 2013 to August 2014, President and Regional Lead Latin

America North from August 2009 to January 2013, Vice President of Commercial Operations for Latin America South from December 2007 to August 2009, and President and Regional Lead of Australia and New Zealand, from August 2006 to December 2007. Mr. Madero has served as a director of Newmont Corporation (NYSE: NEM), the world’s leading gold company and a producer of copper, silver, zinc and lead, since April 2021. As a former chief executive officer, Mr. Madero brings to the Board his expertise in executive leadership, international business matters, operations, finance, and strategic planning.

Committee - Audit

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CORPORATE GOVERNANCE	Proposal 1 - Election of Directors	Table of Contents

Daniel J. McCarthy, age 58, a director since 2015, stepped down from Frontier Communications Corporation (Nasdaq: FTR) a communications company, effective December 3, 2019. Since April 2015, he had served as Frontier’s President and Chief Executive Officer, having been elected to the Frontier board of directors in May 2014. Prior to that he was President and Chief Operating Officer from April 2012 to April 2015, and, previously, was Executive Vice President and Chief Operating Officer from January 2006 to April 2012, Senior Vice President, Field Operations from December 2004 to December 2005, and Senior Vice President, Broadband Operations from January 2004 to December 2004. Mr. McCarthy began his career with Frontier in 1990 and has held numerous positions of increasing responsibility within that company. Frontier filed a petition under Chapter 11 of the Bankruptcy Code in April 2020. Mr. McCarthy has not served as a director of any other public company (other than Frontier) during the past five years. Mr. McCarthy brings to the Board his leadership skills as well as his experience in strategic planning, financial reporting, the competitive environment, mergers and acquisitions, and regulatory affairs.

Committee - Audit

William A. Newlands, age 63, a director since 2019, is President and Chief Executive Officer of the Company. He has served as Chief Executive Officer since March 2019 and as President since February 2018. He served as Chief Operating Officer from January 2017 through February 2019 and as Executive Vice President of the Company from January 2015 until February 2018. From January 2016 to January 2017 he performed the role of President, Wine & Spirits Division and from January 2015 through January 2016 he performed the role of Chief Growth Officer. Mr. Newlands joined the Company in January 2015. Prior to that he served from October 2011 until August 2014 as Senior Vice President and President, North America of Beam Inc., as Senior Vice President and President, North America of Beam Global Spirits & Wine, Inc. from December

2010 to October 2011, and as Senior Vice President and President, USA of Beam Global Spirits & Wine, Inc. from February 2008 to December 2010. Beam Inc., a producer and seller of branded distilled spirits products, merged with a subsidiary of Suntory Holding Limited, a Japanese company, in 2014. Prior to October 2011, Beam Global Spirits & Wine, Inc. was the spirits operating segment of Fortune Brands, Inc., which was a leading consumer products company that made and sold branded consumer products worldwide in the distilled spirits, home and security, and golf markets. Mr. Newlands has served as a director of Hormel Foods Corporation (NYSE: HRL), a global branded food company, since November 2018. He also served as a director of Canopy, a world-leading diversified cannabis and cannabinoid-based consumer product company, from November 2018 to November 2021. Mr. Newlands brings to our Board operational leadership experience gained through holding a variety of senior management roles within the beverage alcohol industry. He also contributes a broad understanding of industry trends and innovation, as well as insights about consumer product marketing and international business.

Richard Sands, Ph.D., age 71, a director since 1982, is the Executive Vice Chairman of the Board of the Company, having served in that role since March 2019. He previously served as Chairman of the Board of the Company from September 1999 through February 2019. He has been employed by the Company in various capacities since 1979. He served as Chief Executive Officer from October 1993 to July 2007, as President from May 1986 to December 2002, as Chief Operating Officer from May 1986 to October 1993, and as Executive Vice President from 1982 to May 1986. He is the brother of Robert Sands. Mr. Sands brings to the Board a depth and breadth of knowledge of the Company based on 40 years of service, which includes over 13 years of service as Chief Executive Officer. Mr. Sands has extensive experience with the Company's management, operations and strategic direction, as well as substantial knowledge regarding the beverage alcohol industry.

Robert Sands, age 63, a director since 1990, is the Executive Chairman of the Board of the Company, having served in that role since March 2019. Previously, he served as Chief Executive Officer of the Company from July 2007 through February 2019. Mr. Sands also served as President of the Company from December 2002 to February 2018, as Chief Operating Officer from December 2002 to July 2007, as Group President from April 2000 through December 2002, as Chief Executive Officer, International from December 1998 through April 2000, as Executive Vice President from October 1993 through April 2000, as General Counsel from June 1986 through May 2000, and as Vice President from June 1990 through October 1993. He is the brother of Richard Sands. Mr. Sands brings to the Board over 30 years of experience in a variety of legal, operational, and management roles at the Company, including over 11 years of service as Chief Executive Officer. He also possesses substantial knowledge of, and has extensive relationships within, the beverage alcohol industry.

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CORPORATE GOVERNANCE	Proposal 1 - Election of Directors	Table of Contents

Judy A. Schmeling, age 62, a director since 2013, served as Chief Operating Officer of HSN, Inc., an interactive multichannel retailer, from May 2013 to December 2017 and as President of Cornerstone Brands, a retailing segment of HSN, Inc., from August 2016 to December 2017. She also served as Chief Financial Officer of HSN, Inc. from May 2013 to November 2016. From August 2008 to May 2013, Ms. Schmeling served as HSN, Inc.’s Executive Vice President and Chief Financial Officer. Prior to that, Ms. Schmeling held positions of increasing responsibility within the HSN operating segment. She served as Executive Vice President and Chief Financial Officer of HSN (when it was IAC Retailing) from February 2002 to August 2008; as Senior Vice President, Finance from November 1999 to February 2002; as Chief Operating Officer of

international operations from January 2001 to February 2002; as Vice President, Strategic Planning and Analysis from January 1998 to November 1999; and as Director of Investor Relations and Operating Vice President, Finance from September 1994 to January 1998 (during the time when HSN was a separately traded public company). Ms. Schmeling has served as a director of Casey’s General Stores, Inc. (Nasdaq: CASY) since March 2018 and of Canopy, a world-leading diversified cannabis and cannabinoid-based consumer product company, since November 2018. Ms. Schmeling has been a chief operating officer of a public company and brings to the Board extensive accounting and financial expertise and valuable experience associated with operations as well as with the oversight of treasury, financial planning and analysis, tax, and investor relations functions.
Committees - Audit (Chair) and Corporate Governance and Responsibility

Vote Required

A plurality of the votes cast at the Meeting by holders of Class A Stock is required for the election of the four (4) directors to be elected by holders of Class A Stock. A plurality of the votes cast at the Meeting by holders of Class B Stock is required for the election of the nine (9) directors to be elected by holders of Class B Stock.

The Board recommends a vote “FOR” all nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR all of the nominees for whom you are entitled to vote.

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CORPORATE GOVERNANCE	Beneficial Ownership	Table of Contents
Beneficial Ownership

This section presents information concerning the beneficial ownership of our common stock by certain individuals, entities and groups. Determinations as to whether a particular individual, entity or group is the beneficial owner of our common stock have been made in accordance with Rule 13d-3 under the Exchange Act. Under Rule 13d-3, a person is deemed to be the beneficial owner of any shares as to which such person: (i) directly or indirectly has or shares voting power or investment power, or (ii) has the right to acquire such voting or investment power within sixty (60) days through the exercise of any stock option or other right. The fact that a person is the beneficial owner of shares for purposes of Rule 13d-3 does not necessarily mean that such person would be the beneficial owner of securities for other purposes. The percentages of beneficial ownership reported in this section were calculated on the basis of 161,510,498 shares of Class A Stock, 23,205,885 shares of Class B Stock, and 2,248,714 shares of Class 1 Stock outstanding as of the close of business on May 13, 2022, subject to adjustment as appropriate in each particular case in accordance with Rule 13d-3.

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CORPORATE GOVERNANCE	Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock	Table of Contents
Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock

The following tables present information, as of May 13, 2022 (except as otherwise indicated in the footnotes to the tables), regarding the beneficial ownership of Class A Stock or Class B Stock by each person who is known to be the beneficial owner of more than 5% of such classes of stock. Many shares reported in the following tables for Robert Sands, our Executive Chairman of the Board, Richard Sands, our Executive Vice Chairman of the Board, and other Sands related beneficial owners are reflected more than once. Many of those shares are held by various Sands family related investment vehicles and foundations in which more than one of the beneficial owners listed in the tables below serves as a partner, manager, trustee, director, or officer. The information reported for the “stockholders group” in the tables and footnotes below effectively represents the aggregate shares beneficially owned by Messrs. Robert and Richard Sands and other Sands related beneficial owners without counting any shares more than once. This stockholders group beneficially owns an aggregate of 29,868,060 shares of Class A Stock and Class B Stock. The outstanding shares included in this number represent approximately 16.2% of the combined outstanding Class A Stock and Class B Stock and approximately 59.7% of the combined voting power of the outstanding Class A Stock and Class B Stock when voting together as a single class. Except as otherwise noted below, the address of each person or entity listed in the tables is c/o Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Class A Stock or Class B Stock.

Class A Stock

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Sole Power to Vote(2)	Shared Power to Vote(3)	Sole Power to Dispose(2)	Shared Power to Dispose(3)	Total Shares(1)		Percent of Class(1)
					Class A Only	If Class B Converted	Class A Only	If Class B Converted

Robert Sands	558,814	891,035	558,814	6,374,877	6,933,691	29,680,477	4.3%	16.1%
Richard Sands	149,876	891,078	149,876	6,374,920	6,524,796	29,308,932	4.0%	15.9%
Abigail Bennett	58,030	–	58,030	1,190,908	1,248,938	9,343,489	0.8%	5.5%
Zachary Stern	33,415	–	33,415	1,190,908	1,224,323	9,298,179	0.8%	5.5%
A&Z 2015 Business Holdings LP	–	1,190,908	–	1,190,908	1,190,908	9,264,764	0.7%	5.5%
Astra Legacy LLC	–	5,484,000	–	–	5,484,000	28,230,942	3.4%	15.3%
Stockholders Group Pursuant to Section 13(d)(3) of the Exchange Act(4)	–	7,083,768	–	7,083,768	7,083,768	29,868,060	4.4%	16.2%
The Vanguard Group(5)	–	251,939	11,645,517	642,419	12,287,936	NA	7.6%	NA
BlackRock, Inc.(6)	10,351,306	–	11,614,896	–	11,614,896	NA	7.2%	NA
Capital World Investors(7)	8,822,904	—	8,826,374	—	8,826,374	NA	5.5%	NA

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CORPORATE GOVERNANCE	Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock	Table of Contents
Class B Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership					Percent of Class
	Sole Power to Vote(2)	Shared Power to Vote(3)	Sole Power to Dispose(2)	Shared Power to Dispose(3)	Total
Robert Sands	–	–	–	22,746,786	22,746,786	98.0%
Richard Sands	37,350	–	37,350	22,746,786	22,784,136	98.2%
Abigail Bennett	20,695	–	20,695	8,073,856	8,094,551	34.9%
Zachary Stern	–	–	–	8,073,856	8,073,856	34.8%
A&Z 2015 Business Holdings LP	–	8,073,856	–	8,073,856	8,073,856	34.8%
Astra Legacy LLC	–	22,746,942	–	–	22,746,942	98.0%
RES Business Holdings LP	–	5,300,000	–	5,300,000	5,300,000	22.8%
RSS Business Holdings LP	–	4,518,258	–	4,518,258	4,518,258	19.5%
RCT 2015 Business Holdings LP	–	1,350,000	–	1,350,000	1,350,000	5.8%
RHT 2015 Business Holdings LP	–	1,350,000	–	1,350,000	1,350,000	5.8%
RSS 2015 Business Holdings LP	–	1,162,492	–	1,162,492	1,162,492	5.0%
Stockholders Group Pursuant to Section 13(d)(3) of the Exchange Act(4)	–	22,784,292	–	22,784,292	22,784,292	98.2%

(1)The numbers and percentages reported do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Stock owned as of May 13, 2022, or that can be purchased by exercising stock options to acquire shares of Class 1 Stock that are exercisable on or within sixty (60) days after May 13, 2022. These shares of Class A Stock are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon exercise of a Class 1 stock option or conversion of shares of Class 1 Stock must be sold immediately in connection with the exercise or conversion, and, therefore, cannot be held by the beneficial owner of the Class 1 Stock.
(2)The reported shares of Class A Stock with respect to which Robert Sands has sole power to vote or dispose include 550,214 shares of Class A Stock held by RSS Master LLC, a limited liability company that is owned by a trust, for which Mr. Sands serves as trustee and sole beneficiary.
The reported shares of Class A Stock with respect to which Richard Sands has sole power to vote or dispose include 149,876 shares of Class A Stock held by RES Master LLC, a limited liability company that is wholly-owned by a trust, for which Mr. Sands serves as trustee and sole beneficiary, and the reported shares of Class B Stock with respect to which Richard Sands has sole power to vote or dispose include 37,350 shares of Class B Stock held by RES Master LLC.
The reported shares of Class A Stock and Class B Stock over which Abigail Bennett has the sole power to vote and dispose include 20,615 shares of Class A Stock and 20,695 shares of Class B Stock held by limited liability companies owned by family trusts of which Ms. Bennett is the investment and independent trustee. The reporting of such shares as beneficially owned by Ms. Bennett shall not be construed as an admission that she is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise.
(3)The reported shares of Class A Stock over which Robert Sands has the shared power to vote or dispose include (i) 874,443 shares of Class A Stock held by two family foundations where Robert Sands serves as a director and officer, and (ii) 16,592 shares of Class A Common Stock held directly by a nonreporting person for which Mr. Sands was granted a power of attorney. The reported shares of Class A Stock and Class B Stock over which Robert Sands has the shared power to dispose also include 5,483,842 shares of Class A Stock and 22,746,786 shares of Class B Stock held by several family limited partnerships of which Mr. Sands indirectly controls a co-general partner. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or

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CORPORATE GOVERNANCE	Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock	Table of Contents
otherwise. Amounts reflected in the tables above do not include 21,098 shares of Class A Stock owned directly, or indirectly, by Robert Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.
The reported shares of Class A Stock over which Richard Sands has the shared power to vote or dispose include (i) 874,443 shares of Class A Stock held by two family foundations where Mr. Sands serves as a director and officer, (ii) 43 shares held by certain trusts for which Mr. Sands serves as co-trustee, of which neither he nor any of his immediate family members are beneficiaries, and (iii) 16,592 shares of Class A Common Stock held directly by a nonreporting person for which Mr. Sands was granted a power of attorney. The reported shares of Class A Stock and Class B Stock over which Richard Sands has the shared power to dispose also include 5,483,842 shares of Class A Stock and 22,746,786 shares of Class B Stock held by several family limited partnerships of which Mr. Sands indirectly controls a co-general partner. The reporting of these shares as beneficially owned by Mr. Sands shall not be construed as an admission that Mr. Sands is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise. Amounts reflected in the tables above do not include 15,720 shares of Class A Stock owned by Richard Sands’ spouse. Mr. Sands disclaims beneficial ownership of such shares.
The reported shares of Class A Stock and Class B Stock over which Ms. Bennett and Mr. Stern each have shared power to dispose include 1,190,908 shares of Class A Stock and 8,073,856 shares of Class B Stock held by A&Z 2015 Business Holdings LP. The co-general partners of A&Z 2015 Business Holdings LP are A&Z 2015 Business Management LLC and WildStar. The reporting of such shares as beneficially owned by Ms. Bennett and Mr. Stern shall not be construed as an admission that either of them is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise.
Astra Legacy LLC serves as voting manager to various Sands family entities including A&Z 2015 Business Holdings LP, RCT 2015 Business Holdings LP, RHT 2015 Business Holdings LP, RSS 2015 Business Holdings LP, RSS Business Management LLC, RES Business Holdings LP, RSS Business Holdings LP, and SSR Business Management LLC.
The co-general partners of RES Business Holdings LP are WildStar and RES Business Management LLC. Assuming the conversion of Class B Stock beneficially owned by RES Business Holdings LP into Class A Stock, RES Business Holdings LP would beneficially own 5,300,000 shares of Class A Stock, representing 3.2% of the outstanding Class A Stock after such conversion.
The co-general partners of RSS Business Holdings LP are WildStar and RSS Business Management LLC, which owns 156 shares of Class B Stock directly. Assuming the conversion of Class B Stock beneficially owned by RSS Business Holdings LP into Class A Stock, RSS Business Holdings LP would beneficially own 4,518,258 shares of Class A Stock, representing 2.7% of the outstanding Class A Stock after such conversion.
The shares reported by RCT 2015 Business Holdings LP include 675,000 shares of Class B Stock held by such RCT 2015 Business Holdings LP and 675,000 shares of Class B Stock held by a family limited liability company, which is wholly-owned by RCT 2015 Business Holdings LP. The co-general partners of RCT 2015 Business Holdings LP are WildStar and RCT 2015 Business Management LLC. Assuming the conversion of Class B Stock beneficially owned by RCT 2015 Business Holdings LP into Class A Stock, RCT 2015 Business Holdings LP would beneficially own 1,350,000 shares of Class A Stock, representing 0.8% of the outstanding Class A Stock after such conversion.
The co-general partners of RHT 2015 Business Holdings LP are WildStar and RHT 2015 Business Management LLC. Assuming the conversion of Class B Stock beneficially owned by RHT 2015 Business Holdings LP into Class A Stock, RHT 2015 Business Holdings LP would beneficially own 1,350,000 shares of Class A Stock, representing 0.8% of the outstanding Class A Stock after such conversion.
The co-general partners of RSS 2015 Business Holdings LP are WildStar and RSS 2015 Business Management LLC. Assuming the conversion of Class B Stock beneficially owned by RSS 2015 Business Holdings LP into Class A Stock, RSS 2015 Business Holdings LP would beneficially own 1,412,492 shares of Class A Stock, representing 0.9% of the outstanding Class A Stock after such conversion.

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CORPORATE GOVERNANCE	Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock	Table of Contents
(4)The stockholders group, as reported, consists of Robert Sands, Richard Sands, Astra Legacy LLC, and WildStar. The reporting of shares as beneficially owned by the stockholders group shall not be construed as an admission that an agreement to act in concert exists or that the stockholders group is the beneficial owner of such shares for purposes of Sections 13(d) or 13(g) of the Exchange Act or otherwise. The shares reported as beneficially owned by Robert Sands, Richard Sands, and Astra Legacy LLC are included in the shares reported as beneficially owned by the stockholders group. As of May 13, 2022, an aggregate of 2,730,826 shares of Class A Stock and 12,310,000 shares of Class B Stock were pledged to financial institutions to secure obligations of various Sands family investment vehicles. All of these pledged shares are included in the shares reported as beneficially owned by the stockholders group. Subject to the terms of the various credit facilities, the number of shares of Class A Stock and Class B Stock pledged to secure the credit facilities may increase or decrease from time to time and may be moved by the applicable pledgors among the various financial institutions from time to time. In the event of noncompliance with certain covenants under the credit facilities, the financial institutions have certain remedies including the right to sell the pledged shares subject to certain protections afforded to the borrowers and pledgors. However, pursuant to the terms of the various credit facilities, the financial institutions would be required to convert the Class B Stock to Class A Stock prior to any sales.
(5)Information concerning The Vanguard Group presented in the table is based solely on the information reported in Amendment 10 to the Schedule 13G of The Vanguard Group filed on February 9, 2022. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)Information concerning BlackRock, Inc. presented in the table is based solely on the information reported in Amendment 7 to the Schedule 13G of BlackRock, Inc. filed on February 1, 2022. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(7)Information concerning Capital World Investors presented in the table is based solely on the information reported in the Schedule 13G of Capital World Investors filed on February 11, 2022. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

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CORPORATE GOVERNANCE	Beneficial Security Ownership of Directors and Executive Officers	Table of Contents
Beneficial Security Ownership of Directors and Executive Officers

The following table sets forth, as of May 13, 2022, the beneficial ownership of Class A Stock, Class B Stock, and Class 1 Stock by our directors, the named executive officers (as defined under the heading “Compensation Tables and Related Information” below) and all of our directors and executive officers as a group. The Class A Stock information in the table below does not include shares of Class A Stock that are issuable upon the conversion of Class B Stock, although such information is provided in footnotes where applicable. Unless otherwise noted, the individuals listed in the table have sole voting and dispositive power with respect to the shares attributed to them.

Name of Beneficial Owner	Class A Stock(1)		Class B Stock		Class 1 Stock(1)
	Shares Beneficially Owned(2)	Percent of Class Beneficially Owned	Shares Beneficially Owned	Percent of Class Beneficially Owned	Shares Beneficially Owned
					Outstanding Shares	Shares Acquirable Within 60 Days(3)	Total Shares	Percent of Class Beneficially Owned(4)
William A. Newlands	12,363	*	—	*	—	158,415	158,415	6.6%
Robert Sands(5)	6,933,691	4.3%	22,746,786	98.0%	1,244,467	116,468	1,360,935	57.5%
Richard Sands(5)	6,524,796	4.0%	22,784,136	98.2%	952,282	127,235	1,079,517	45.4%
Garth Hankinson	7,176	*	—	*	—	29,215	29,215	1.3%
Robert Hanson	8,309	*	—	*	—	32,506	32,506	1.4%
Christy Clark	1,373	*	—	*	—	3,472	3,472	0.2%
Jennifer M. Daniels	1,956	*	—	*	—	4,472	4,472	0.2%
Nicholas I. Fink	927	*	—	*	—	1,584	1,584	0.1%
Jeremy S. G. Fowden	19,011	*	—	*	—	9,768	9,768	0.4%
Ernesto M. Hernández	3,274	*	—	*	—	9,768	9,768	0.4%
Susan Somersille Johnson	2,519	*	—	*	—	5,723	5,723	0.3%
James A. Locke III(6)	40,594	*	264	*	10,477	12,518	22,995	1.0%
Jose Manuel Madero Garza	1,208	*	–	*	—	3,472	3,472	0.2%
Daniel J. McCarthy	3,742	*	–	*	—	8,162	8,162	0.4%
Judy A. Schmeling	5,353	*	–	*	—	8,162	8,162	0.4%
All Executive Officers and Directors as a Group (20 persons)(7)	7,041,496	4.4%	22,784,400	98.2%	2,207,196	654,848	2,862,044	98.6%
*    Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)The numbers and percentages reported with respect to Class A Stock do not take into account shares of Class A Stock that can be received upon the conversion of Class 1 Stock owned as of May 13, 2022, or that can be purchased by exercising stock options to acquire shares of Class 1 Stock that are exercisable on or within sixty (60) days after May 13, 2022. These shares of Class A Stock are not taken into account because, in accordance with the Company’s certificate of incorporation, any shares of Class A Stock issued upon exercise of a Class 1 stock option or conversion of shares of Class 1 Stock must be sold immediately in connection with the exercise or conversion, and therefore, cannot be held by the beneficial owner of the Class 1 Stock.
(2)The numbers reported reflect the shares of Class A Stock outstanding for each beneficial owner as of May 13, 2022, and, for Mses. Clark, Daniels, Johnson, and Schmeling, and Messrs. Fink, Fowden, Hernandez, Locke, Madero, and McCarthy, such number also includes 510 shares of Class A Stock that are acquirable within sixty (60) days after May 13, 2022.
(3)Reflects the number of shares of Class 1 Stock that can be purchased by exercising stock options that are exercisable on or within sixty (60) days after May 13, 2022.

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CORPORATE GOVERNANCE	Beneficial Security Ownership of Directors and Executive Officers	Table of Contents
(4)In accordance with Rule 13d-3 of the Exchange Act, the percentages reported with respect to Class 1 Stock are calculated on the basis that (i) the relevant director, executive officer or group holds the shares of Class 1 Stock that such director, executive officer or group can purchase by exercising Class 1 stock options, and (ii) the only outstanding shares of Class 1 Stock are the shares deemed to be held by such director, executive officer or group, as applicable, and the 2,248,714 shares of Class 1 Stock outstanding as of May 13, 2022. The high percentages reported for each director, executive and group are a function of the small number of shares of Class 1 Stock outstanding as of May 13, 2022 and this calculation methodology.
(5)See tables and footnotes under the heading “Beneficial Ownership of More Than 5% of the Company’s Voting Common Stock” for information with respect to sole and shared voting or dispositive power assuming the conversion of Class B Stock into Class A Stock. Of the shares reported as beneficially owned by each of Robert Sands and Richard Sands as of May 13, 2022, 2,253,432 shares of Class A Stock and 12,310,000 shares of Class B Stock were pledged.
(6)The reported shares include 40,594 shares of Class A Stock, 264 shares of Class B Stock, and 10,447 shares of Class 1 Stock held by a trust for which Mr. Locke serves as trustee and sole beneficiary. Mr. Locke has the sole power to vote and dispose of these shares. Assuming the conversion of Mr. Locke’s 264 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 40,858 shares of Class A Stock, representing less than one percent (1%) of the outstanding Class A Stock after such conversions.
(7)Assuming the conversion into Class A Stock of a total of 22,784,400 shares of Class B Stock beneficially owned as of May 13, 2022 by such executive officers and directors as a group, this group would beneficially own 29,825,896 shares of Class A Stock, representing 16.2% of the outstanding Class A Stock after such conversion.

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CORPORATE GOVERNANCE	Certain Relationships and Related Transactions	Table of Contents
Certain Relationships and Related Transactions

Transactions with Related Persons

During Fiscal 2022, based on arm’s-length negotiations, WildStar Partners LLC, an entity which is indirectly owned by Richard Sands and Robert Sands, as well as Abigail Bennett and Zachary Stern, who are significant stockholders and the niece and nephew, respectively, of Robert Sands and Richard Sands, paid us a total of $484,868 for the use of certain office space and administrative services at our corporate offices in Victor, New York and Delray Beach, Florida.

During Fiscal 2022, based on arm’s-length negotiations, we entered into a lease agreement for office space with an entity approximately 25% of which is indirectly owned by Robert Sands. As of February 28, 2022, payments had yet to commence under this arrangement, however, the aggregate minimum payments over the fifteen year term of this lease are approximately $38.4 million.

Policy Regarding Related Person Transactions

The Board and the Corporate Governance and Responsibility Committee have adopted a written policy providing that all related person transactions or series of similar transactions in which the amount exceeds or may be expected to exceed $120,000 must be presented to the Corporate Governance and Responsibility Committee for pre-approval. The policy requires each of our (i) directors or director nominees, (ii) executive officers, and (iii) security holders known by the Company to own of record or to beneficially own more than 5% of any class of our voting securities to notify the Chief Legal Officer promptly and, whenever possible, in advance of the occurrence of any potential related person transaction in which such person is directly or indirectly involved.

The Chief Legal Officer is responsible for reviewing all potential related person transactions and taking reasonable steps to ensure that all related person transactions are presented to the Corporate Governance and Responsibility Committee for pre-approval by members of the committee at the committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve any related person transaction in which they or any member of their immediate family has a material interest; provided, however, that such director must provide any information concerning such related person transaction that the Corporate Governance and Responsibility Committee may reasonably request. If a potential related person transaction involves the Chief Legal Officer, the Chief Financial Officer would assume the responsibilities of the Chief Legal Officer under the policy with respect to that transaction.

The Corporate Governance and Responsibility Committee may consider all factors it deems relevant when determining whether to pre-approve a related person transaction. In the context of evaluating potential transactions, the Corporate Governance and Responsibility Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether we are able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to us, and the impact of the transaction on the related person. The Corporate Governance and Responsibility Committee will prohibit such a transaction if it determines the transaction to be inconsistent with the interests of the Company and its stockholders. We are not aware of any related person transaction required to be reported under Regulation S-K Item 404(a) since the beginning of Fiscal 2022 that has not been pre-approved or ratified pursuant to this policy.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2022, Christy Clark, Jeremy S. G. Fowden, Ernesto M. Hernández, and Susan Somersille Johnson served as members of the Human Resources Committee. None of the members of the Human Resources Committee was an officer or employee of the Company during Fiscal 2022. None of our executive officers served on the compensation committee or the board of directors of any company that had one or more of its executive officers serving as a member of our Human Resources Committee or Board during Fiscal 2022.

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AUDIT MATTERS	Proposal 2 - Ratification of the Selection of KPMG LLP	Table of Contents
AUDIT MATTERS

Proposal 2 – Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm

On April 5, 2022, the Audit Committee determined to engage KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 28, 2023. Although ratification by stockholders of this selection is not required, the selection of KPMG LLP as our independent registered public accounting firm will be presented to the stockholders for their ratification at the Meeting as a matter of good corporate governance. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its choice, but may nevertheless retain KPMG LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if they so desire and will be available to respond to any appropriate questions.

Fees Paid to KPMG LLP

The following table shows the amounts that were billed to us by KPMG LLP during the last two fiscal years for “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees,” respectively:

	Fiscal Years Ended
Fee Type	February 28, 2022	February 28, 2021
Audit Fees	$6,981,173	$7,657,359
Audit-Related Fees	—	—
Tax Fees	3,011	3,011
All Other Fees	—	—
Total	$6,984,184	$7,660,370

Audit Fees. These amounts relate to the annual audit of our consolidated financial statements included in our Annual Reports on Form 10-K and annual audit of the effectiveness of our internal control over financial reporting, quarterly reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, and services normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements.

Audit-Related Fees. No audit-related services were provided by KPMG LLP to the Company for the last two fiscal years.

Tax Fees. These amounts relate to professional services for tax compliance.

All Other Fees. No additional services were provided by KPMG LLP to the Company for the last two fiscal years.

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AUDIT MATTERS	Proposal 2 - Ratification of the Selection of KPMG LLP	Table of Contents
Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services that may be provided by our independent registered public accounting firm. The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP prior to the engagement. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated to its Chair authority to pre-approve proposed audit and non-audit services that arise between Audit Committee meetings, provided that the decision to approve the service is presented at the next scheduled Audit Committee meeting. All audit and non-audit services performed by KPMG LLP during Fiscal 2022 and Fiscal 2021 were pre-approved in accordance with this policy. These services have included audit services and tax services. The Audit Committee did not pre-approve any audit-related services or other products or services that did not fall into these categories, and KPMG LLP provided no other products or services during the past two fiscal years.

Vote Required

The adoption of Proposal 2 to ratify the selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and holders of Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board recommends a vote “FOR” the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2023. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

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AUDIT MATTERS	Audit Committee Report	Table of Contents
Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

The Audit Committee of the Board provides oversight to our financial reporting process through periodic meetings with our independent registered public accounting firm, internal auditors, and management. Our management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the PCAOB (United States) and for issuing reports thereon. The Audit Committee, in carrying out its role, relies on our senior management and independent registered public accounting firm.

In connection with the preparation and filing of our 2022 Form 10-K, the Audit Committee met, reviewed, and discussed with our management and with KPMG LLP, our independent registered public accounting firm, our audited financial statements and related disclosures and KPMG LLP’s evaluation of our internal control over financial reporting. Also, the Audit Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by the PCAOB regarding communications with audit committees concerning independence. The Audit Committee also has discussed with KPMG LLP the independence of that firm as our independent registered public accounting firm. The Audit Committee has concluded that KPMG LLP’s provision of audit and non-audit services to us is compatible with KPMG LLP’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited financial statements be included in our 2022 Form 10-K for filing with the SEC.

Audit Committee:

Judy A. Schmeling (Chair)
Jennifer M. Daniels
Nicholas I. Fink
Jose Manuel Madero Garza
Daniel J. McCarthy

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EXECUTIVE COMPENSATION	Compensation Discussion and Analysis	Table of Contents
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This CD&A focuses on our executive compensation philosophy, the elements of our executive compensation program, and the factors that were considered in making compensation decisions for our named executive officers for Fiscal 2022. For Fiscal 2022, our named executive officers are:

Name	Title
William A. Newlands	President and Chief Executive Officer
Robert Sands	Executive Chairman of the Board
Richard Sands	Executive Vice Chairman of the Board
Garth Hankinson	Executive Vice President and Chief Financial Officer
Robert Hanson	Executive Vice President and President, Wine & Spirits Division

What Were Our Developments and Accomplishments in Fiscal 2022?
Business Highlights
Fiscal 2022 was another challenging year given the continued effects of the pandemic, a host of supply chain logistics and transportation challenges impacting nearly every industry, inflationary pressures, and severe weather events. Despite this myriad of headwinds combined with the Wine and Spirits Divestiture, we delivered yet another year of solid financial performance and stockholder value creation.

We achieved double-digit growth in Organic Net Sales and better than planned Comparable EBIT versus Fiscal 2021 driven by the continued positive momentum of our Beer Business which achieved strong commercial, financial, and operational results. Additionally, we generated FCF of almost $1.7 billion despite the Wine and Spirits Divestiture and significant investments made to support the industry leading growth of our Beer Business. These results allowed us to make substantial progress in executing our goal of returning $5 billion to stockholders through dividends and share repurchases through Fiscal 2023.

As demonstrated by the charts below, our strong Fiscal 2022 performance is not unique to this past year. Instead, our executive team, led by our Chief Executive Officer, our Executive Chairman, and our Executive Vice Chairman, have led us to deliver a multi-year trend of strong growth in both Organic Net Sales and Comparable EBIT.

Organic Net Sales (1) Growth	Comparable EBIT (1) Growth
(1)Organic Net Sales, Comparable EBIT, and FCF are defined below under “Defined Terms.” Organic Net Sales, Comparable EBIT, and FCF are non-GAAP measures and reconciliations of Organic Net Sales, Comparable EBIT,

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EXECUTIVE COMPENSATION	Compensation Discussion and Analysis	Table of Contents
and FCF to GAAP measures with respect to Fiscal 2020, Fiscal 2021, and Fiscal 2022 together with the reasons management uses these measures are set forth in Appendix 1.
During Fiscal 2022, our Beer Business continued to deliver impressive performance while executing on its strategy of being a leader in the high-end of the U.S. beer industry with strong commercial sales growth fueled by the continued success of our iconic Modelo and Corona brand families. Modelo Especial solidified its position as the #1 brand in the high-end while becoming the #2 beer brand and #1 share gainer in the U.S. beer market in dollar sales in IRI channels. Additionally, our Modelo Chelada brand family has become an important growth contributor to our portfolio as the #1 Chelada in the U.S. beer market. The growth of the Corona brand family was driven by the resurgence of Corona Extra, the #3 brand in the high-end, and the return to growth in on-premise channels. Our Beer Business achieved double-digit Net Sales growth and strong Comparable EBIT growth reinforcing its best-in-class margin structure.

In early Fiscal 2022, we completed part of a planned expansion at our Obregon Brewery, increasing our total production capacity to approximately 39 million hectoliters. In order to provide the long-term flexibility needed to support the expected future growth of our high-end Mexican beer portfolio, we’re planning to invest in the next increment of capacity in Mexico. This investment will support 25 million to 30 million hectoliters of total capacity and includes construction of a new brewery in Southeast Mexico in the state of Veracruz, as well as continued expansion, optimization, and/or construction at our existing sites in Nava and Obregon.

Our Wine and Spirits Business continued to move toward its long-term revenue growth and margin expansion vision by focusing on higher-end brands and creating operating efficiencies. In addition, the business continued to strengthen its leadership position and invest in emerging growth channels such as DTC and 3-tier eCommerce. Within the DTC space, we outperformed the total U.S. wine market growth by double-digits. Additionally, throughout Fiscal 2022, consumer-led, margin accretive, innovation initiatives contributed to Net Sales growth driven by Meiomi Cabernet Sauvignon, Kim Crawford Illuminate, and The Prisoner Cabernet and Chardonnay varietals.

We are encouraged by the work Canopy is doing to further sharpen its strategy — anchored by the premiumization of its brand portfolio, scaling of CPG brands BioSteel and Storz & Bickel across the U.S., and advancing Canopy’s U.S. THC strategy to unlock the U.S. market upon federal legalization. Canopy plans to continue strengthening its competitive positioning in the U.S. by building and acquiring high-quality brands and by focusing on operational excellence and best-in-class distribution supported by strategic relationships with two profitable multi-state operators (MSO)—Acreage and TerrAscend—which are positioned in high-growth Northeastern markets.

For Fiscal 2022, we delivered strong Net Sales, Comparable EBIT, and FCF, as compared to both our Fiscal 2022 operating plan and our Fiscal 2021 results:

Performance Measures	Fiscal 2022 Operating Plan	Fiscal 2022 Results	Fiscal 2022 Results as a % of Fiscal 2022 Operating Plan	Fiscal 2021 Results	Fiscal 2022 Results as a % of Fiscal 2021 Results
($ in millions)
Net Sales	$8,489.7	$8,820.7	103.9%	$8,614.9	102.4%
Comparable EBIT (1)	$2,809.3	$2,966.7	105.6%	$2,919.4	101.6%
FCF (1)	$1,394.2	$1,678.6	120.4%	$1,941.9	86.4%
(1)Comparable EBIT and FCF are non-GAAP measures and reconciliations of Comparable EBIT and FCF to GAAP measures with respect to Fiscal 2022 and Fiscal 2021 together with the reasons management uses these measures are set forth in Appendix 1.

Despite the Wine and Spirits Divestiture, strong cash flow generation provided financial flexibility which enabled us to maintain our investment grade debt rating; return nearly $2 billion to stockholders through a combination of

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EXECUTIVE COMPENSATION	Compensation Discussion and Analysis	Table of Contents
dividends and share repurchases; and reinvest in the Beer Business to support our industry-leading growth. We remain focused on our goal of returning $5 billion to stockholders through Fiscal 2023 which is expected to be roughly split proportionally between dividend payments and share repurchases. As of the end of Fiscal 2022, we had achieved over 60% of our $5 billion commitment.

Constellation’s Response to the Pandemic
Learning from our experiences and successes in Fiscal 2021, we continued to implement policies and practices related to our people and our business that allowed us to focus on our foremost priority through the pandemic, the health and safety of our employees, consumers, and the communities we serve. Constellation’s executive officers took decisive action to respond to the continued disruption caused by the pandemic.

•We ensured Constellation’s ongoing liquidity and financial flexibility through cash preservation initiatives, capital expense reductions, and cost control measures.
•We enhanced the prioritization given to 3-tier e-Commerce and DTC opportunities.
•We proactively managed our supply chain, route-to-market, and packaging formats in order to help ensure that Constellation could continue to serve our consumers.
•We enhanced our proactive engagement efforts in the areas of talent planning, key employee capability planning, and succession planning, so that we continue to have the right people with the right capabilities in key leadership positions.
•We continued to support the health and safety of our employees globally. Under consultation with our Chief Medical Officer, we monitored safety practices and requirements for compliance, provided direction through our COVID-19 policy on safety practices, including travel restrictions, and educated on-site workforces. Where employees were not able to work due to facility closures because of the COVID-19 pandemic, we protected our employees’ pay to ensure they had a continued paycheck to support them and their families. For our hospitality employees, we recognized that a material portion of their pay comes from customer gratuities and we also paid these employees an equivalent value during our pay protection period.
•At all our locations, we provided personal protection equipment, no-touch devices, sanitizing stations, signage, and other supporting measures.
•We developed a relationship with a testing partner to support testing needs in the event of testing backlogs or outbreaks at facilities.
•We began voluntary collection of vaccination records, where permitted, to understand our population’s vaccination rates and to target communications to underrepresented populations to help support vaccination efforts. In order to drive collection of vaccination records, we implemented protection bonuses, where permitted, for employees who voluntarily provided record of their vaccinations.
•Recognizing the impact of daycare closures, we continued a 100% caregiver leave so employees could be at the home supporting their family. In addition, to caregiver leave, we also implemented funded back-up childcare services to help employees further navigate caregiving challenges.
•To mitigate exposure at our facilities and to protect the health and well-being of our employees, we provided a COVID-19 sick leave program with 100% pay replacement in the event of exposure.
•We reopened access to employees within our offices while maintaining social distancing, and face covering requirements based on local conditions.
•We introduced an employee-driven remote work program for office roles that permitted employees to work with their manager to determine appropriate frequency of time in the office. As part of this approach, we provided a reimbursement for home office support to allow employees to continue to minimize stress and ensure that they had the resources to be effective.
•Recognizing the increased stress levels and the mental health challenges employees and families might be experiencing, we provided dedicated education sessions on mental well-being, emphasizing mindfulness resources to employees and their families.

The Human Resources Committee’s Response to the Pandemic
During Fiscal 2022, the Human Resources Committee (referred to in this CD&A as the “Committee”) considered the impact of the COVID-19 pandemic on our executive compensation program by reference to the principles of

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the program, including pay for performance, alignment with stockholders’ interests, and motivation and retention of key talent. For Fiscal 2022, the Committee was able to draw on over a year of experience in navigating the COVID-19 pandemic. As such, the impact of the pandemic on our Fiscal 2022 executive compensation program was more muted as compared with the Committee’s actions taken with respect to the Fiscal 2021 program. For Fiscal 2022, the Committee took the following approach:

•Continued to review with heightened focus and increased frequency the Company’s planning and actions related to human capital, talent management, and succession planning.
•Given our experiences in Fiscal 2021 managing through the financial planning and goal setting processes during COVID-19 pandemic, we did not delay setting our Fiscal 2022 annual operating plan or the performance goals and targets under our short-term cash incentive program in a similar fashion as taken for Fiscal 2021. As such, the Fiscal 2022 performance goals and targets under our short-term cash incentive program were set in early April 2021, as had been our practice prior to the COVID-19 pandemic.
•Reverted to the pre-pandemic approach of using narrower performance ranges under our Fiscal 2022 short-term cash incentive program as compared to the wider performance ranges under the Fiscal 2021 short-term cash incentive program.

For Fiscal 2022, the Committee did not modify the performance goals that were previously established for any outstanding PSU awards, delay setting goals for the Fiscal 2022 PSU awards, or exercise discretion at fiscal year end when determining short-term cash incentive payments for Fiscal 2022.

Key Executive Compensation Actions for Fiscal 2022

Chief Executive Officer, Executive Chairman, Executive Vice Chairman
Constellation continues to operate under the leadership structure put in place on March 1, 2019. Under that structure:

•Mr. Newlands is our President and Chief Executive Officer;
•Mr. Robert Sands is our Executive Chairman of the Board; and
•Mr. Richard Sands is our Executive Vice Chairman of the Board.

The Corporate Governance and Responsibility Committee and the Board continue to believe that this is currently the right structure for Constellation. This structure allows us to be led by Mr. Newlands, an experienced, dynamic, and innovative executive with over 30 years of leadership experience in the beverage alcohol industry. This structure also allows Constellation to retain the indispensable beverage alcohol industry knowledge and the valuable industry and community relationships established by Messrs. Robert Sands and Richard Sands, who are members of our founding family.

As discussed further below, for Fiscal 2022, the Committee approved a compensation package for each of Messrs. Newlands, Robert Sands, and Richard Sands. For Fiscal 2022:

•Mr. Newlands’ base salary increased from $1,200,000 to $1,300,000 to recognize his leadership and sustained performance in the Chief Executive Officer role; Mr. Robert Sands’ base salary remained at $1,020,000; and Mr. Richard Sands’ base salary remained at $867,000.
•The short-term cash incentive target for each of Messrs. Newlands, Robert Sands, and Richard Sands remained unchanged at 150% of base salary.
•The long-term equity incentive target for Mr. Newlands remained unchanged at 525% of base salary, and the long-term equity incentive targets for each of Messrs. Robert Sands and Richard Sands remained unchanged at 400% of base salary.

Chief Financial Officer
Mr. Garth Hankinson is our Executive Vice President and Chief Financial Officer. For Fiscal 2022, the Committee increased Mr. Hankinson’s base salary from $603,750 to $715,000, to recognize his strong performance, leadership, and trusted navigation, resulting in strong business performance despite an unprecedented period of

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uncertainty. For Fiscal 2022, the Committee increased Mr. Hankinson’s short-term cash incentive target from 85% to 90% of base salary and provided a long-term equity incentive award target of 240% of base salary.

President, Wine & Spirits Division
Mr. Robert Hanson is our Executive Vice President and President, Wine & Spirits Division. Effective May 24, 2021, the Committee increased his base salary from $816,200 to $836,605. For Fiscal 2022, the Committee maintained his short-term cash incentive target at 95% of base salary and increased his long-term equity incentive award target from 250% to 375% of base salary in support of succession planning activities and to promote retention.

Short-Term Cash Incentive Payouts for Fiscal 2022
After the conclusion of Fiscal 2022, the Committee reviewed our performance and approved short-term cash incentive payments to our named executive officers under our AMIP, which operates under our stockholder approved LTSIP. For Fiscal 2022, Company performance exceeded the maximum operating goal levels for each of Net Sales, Comparable EBIT, and FCF performance under our Fiscal 2022 AMIP. Based on the Fiscal 2022 results, our named executive officers other than Mr. Hanson received AMIP payments at 200% of the target award levels set by the Committee.

As Mr. Hanson had a portion of his AMIP measured against Wine & Spirits Division performance, the Committee also reviewed the performance of the Wine & Spirits Division against the performance goals under the Fiscal 2022 AMIP. For Fiscal 2022, Wine & Spirits Division performance exceeded the maximum operating goal for Net Sales and achieved approximately 102% of the Comparable EBIT target performance level under our Fiscal 2022 AMIP. Based on that performance, Mr. Hanson received a payment at 189% of the target award level set by the Committee. The relevant performance and related payouts are discussed below under the heading “Short-Term Cash Incentives: Fiscal 2022 AMIP.”

The Company’s strong performance against the Fiscal 2022 operating plan during this challenging period also resulted in similar attainment against performance goals under the broad-based employee incentive plans. Achievement against the performance goals under the broad-based annual incentive plan for the general corporate employee population also resulted in funding at 200% of target.

PSU Performance Period Ending in Fiscal 2022

Relative TSR PSUs - In April 2022, the Committee reviewed our results for the Fiscal 2020-2022 performance period for purposes of certifying performance pursuant to the relative TSR PSU awards granted in April 2019. In April 2022, the Committee certified relative TSR achievement for these PSU awards at the 34th percentile relative to the S&P 500 resulting in a payout of approximately 64% of the target award levels set by the Committee at the time of those grants as follows:

Performance Criteria	Threshold Performance Level (25%)	Target Performance Level (100%)	Maximum Performance Level (200%)	Relative TSR Performance	Payout Results Based on Performance
Relative TSR During Fiscal 2020-2022	25th Percentile	50th Percentile	75th Percentile (or higher)	Achieved approximately 34th percentile relative TSR performance	Payout in shares equal to approximately 64% of target payout upon satisfaction of the service vesting requirement on May 1, 2022
Net Debt Leverage Ratio PSUs
All of our named executive officers other than Messrs. Robert Sands and Richard Sands participated in a Net Debt Leverage Ratio PSU Program first adopted by the Committee in Fiscal 2019. The purpose of this performance-based incentive program was to focus our leadership team on driving the performance of our core business, while also providing the necessary resources to support our significant investment in Canopy and provide it with the velocity to achieve its strategic initiatives during a critical period in the cannabis industry. The performance period under this program ended at the end of Fiscal 2022, and no shares were earned under the program because we did not achieve a threshold level of earnings performance from our investment in Canopy.

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Wine & Spirits Division Leadership PSUs
Mr. Hanson participated in a Wine & Spirits Division Leadership PSU program adopted by the Committee in July 2019. The purpose of this performance-based incentive program was to align the interests of the Wine & Spirits Division leadership team with the goals of outgrowing the higher-end of the wine and spirits market and out-executing our competitors. The performance period under this program ended at the end of Fiscal 2022, and no shares were earned under the program.

What Are Our Compensation Practices?

Compensation Philosophy and Objectives
We operate in a highly competitive, complex, and international business environment. In order to meet the challenges of that environment, the objectives of our executive compensation program are to:

•Support our sustainable, long-term success by attracting, motivating, and retaining key executives;
•Align the interests of our named executive officers with the interests of our stockholders; and
•Provide appropriate incentives for achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value.

Compensation Principles
The Committee follows certain key principles when making decisions related to executive compensation. For Fiscal 2022, those principles include:

•The executive compensation program should create a strong linkage between pay and performance through our short-term cash incentive program and long-term equity incentives such that executives will generally receive higher compensation in our more successful periods and lower compensation during less successful periods.
•The Committee establishes a meaningful connection between executive compensation and performance by ensuring that a majority of named executive officer compensation is at risk in the form of short-term cash incentive compensation or long-term equity incentive awards.
•The Committee does not have a policy regarding the specific allocation of compensation between short-term and long-term compensation or between cash and non-cash compensation.
•The AMIP implemented by the Committee is aligned with the operating plan approved by the Board for each fiscal year. For Fiscal 2022, the Committee considered the continued impacts of, and uncertainty created by, the COVID-19 pandemic and established challenging but achievable targets against important financial measures used by management to evaluate results (Comparable EBIT, Net Sales, and FCF). Each of those target levels corresponded to the targeted level of performance under our Fiscal 2022 operating plan.
•Long-term equity incentives are generally delivered to our named executive officers in a mix of NQSOs, PSUs, and RSUs. The Committee views NQSOs as performance-based, and in furtherance of that view, delivered 100% of the Fiscal 2022 long-term incentives to our Executive Chairman and our Executive Vice Chairman in the form of NQSOs in recognition of the long-term strategic focus of their roles and their substantial ownership of Company stock.
•The amount of target TAC awarded to our named executive officers generally should approximate the median of the applicable market data. While this is the policy for our executives as a whole, target TAC for an individual named executive officer may exceed or fall short of such range. Any such variation may occur due to the specific expertise of an executive, the complexity or criticality of the business managed by the executive, an executive’s tenure in the role, differences in job duties relative to the market benchmark, and internal pay equity considerations. For Fiscal 2022, named executive officer target TAC was generally positioned at the 75th percentile range of market practice in recognition of their respective tenures, critical leadership skill sets, and sustained strong performance.
•In order to assess the cost of the Company’s leadership structure, the Committee validates the aggregate target TDC of our Chief Executive Officer, Executive Chairman, and Executive Vice Chairman against the target TDC of the top three most highly compensated executives at our peer group companies. Using that approach, the aggregate target TDC awarded to our Chief Executive Officer, Executive Chairman, and

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Executive Vice Chairman should generally be within the competitive range of the 75th percentile of the applicable market data.
•The Committee does not have a stated competitive position for the target TDC of any individual named executive officer.
•An individual named executive officer’s compensation level typically is validated against a peer group of companies that disclose executive compensation for such role. Depending on the particular executive officer role, general industry survey data may be used as an additional source of market data.
•Due to insufficient market data for the Executive Chairman role among our peer companies, a separate comparator group of companies was used to validate the Executive Chairman’s Fiscal 2022 compensation. For Fiscal 2022, the compensation for this role was validated based on an evaluation of the aggregate target TDC for the Chief Executive Officer, Executive Chairman, and Executive Vice Chairman roles against the target TDC of the top three most highly compensated executives at our peer group companies (as described below under the heading Fiscal 2022 Executive Compensation Peer Group) and internal pay equity.

Compensation Governance and Compensation Policies
The list below highlights our compensation program governance policies which are designed to drive Company performance and serve the long-term interests of our stockholders.

•All elements of executive compensation are required to be approved by the Committee, which is comprised of individuals who qualify as independent directors under NYSE Listing Rules;
•We have adopted robust stock ownership guidelines (6 times base salary for our President and Chief Executive Officer, Executive Chairman of the Board, and Executive Vice Chairman of the Board, and 3 times base salary for all other executive officers) that we believe align management and stockholder interests;
•The Committee has retained an external, independent compensation consultant to advise it regarding executive compensation matters;
•We do not pay dividends on any unvested RSUs or unearned PSUs. Dividend equivalents are only payable on such awards to the extent the awards ultimately vest and are earned;
•We prohibit hedging by executive officers and directors using derivative securities involving our stock and have a formal clawback policy that applies to our AMIP and our long-term equity incentives delivered in the form of PSUs, as described below under the subheading “Clawback Rights and Prohibition Against Hedging”; and
•Equity awards do not automatically vest upon a change-in-control, but instead vest upon a qualifying termination within a specified period following a change-in-control (double-trigger).

Results of Fiscal 2021 Say-on-Pay Vote
At our 2021 Annual Meeting of Stockholders, we conducted an advisory vote to approve the compensation of our named executive officers as disclosed in the 2021 Proxy Statement (a “say-on-pay” vote). Our stockholders approved our named executive officer compensation at that time, with approximately 95% of the vote being cast in favor of approval. The Committee believes that the outcome of the say-on-pay vote confirms that our compensation philosophy is sound and our objective of linking our executives’ compensation to achieving operational goals and generating stockholder value is effective. We view this level of support as an affirmation of our current pay practices.

How Are Compensation Decisions Made?

Role of the Human Resources Committee
The Committee discharges the Board’s responsibilities relating to executive compensation, including the annual review and approval of named executive officer compensation. The Committee will review and approve, or recommend that the Board approve, as appropriate, each element of compensation for our Chief Executive Officer and each other named executive officer.

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The Committee reviews various aspects of the executive compensation program at each meeting, and reviews compensation levels at least annually, with awards and adjustments generally being made each April. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities. In making these determinations, the Committee may consider Company performance, the individual performance of a named executive officer, information from FW Cook, and recommendations from management. As part of this process, the Committee may also review tally sheets comparing current and proposed base salaries, short-term cash incentive bonuses, and long-term equity incentives.

Role of Management
Management personnel within our Human Resources Department support the Committee in its work. Executive officers may make recommendations and provide information to, and answer questions from, the Committee as the Committee fulfills its responsibilities regarding executive compensation. However, none of our named executive officers make recommendations directly to the Committee regarding their own compensation.

Role of the Compensation Consultant
The Committee directly engaged FW Cook as its independent compensation consultant for Fiscal 2022. FW Cook assisted with the Committee’s review and analysis of executive compensation, including assessing the continued impact of COVID-19 on executive compensation programs, and providing information on executive compensation trends and regulatory developments. FW Cook also provided data and advice related to peer group, Executive Chairman comparator group, and general executive compensation survey data, which the Committee used as a validation or market check in connection with compensation decisions. Those decisions included the individual and aggregate compensation of our Chief Executive Officer, Executive Chairman, and Executive Vice Chairman, base salary adjustments, adjustments to AMIP and long-term equity incentive targets for our other named executive officers, and Committee deliberations on other elements of executive compensation during Fiscal 2022. As discussed above under the subheading “The Role of Compensation Consultants,” the Committee has considered the independence of FW Cook and, based on such review, has not identified any conflicts of interest regarding the services of FW Cook or its employees.

Use of Peer Groups
The Committee utilizes peer groups when designing our executive compensation program and to validate the competitiveness of a particular level of compensation. The Committee utilized two peer groups when considering Fiscal 2022 executive compensation.

Executive Compensation Peer Group
The peer group considered for the Committee’s Fiscal 2022 compensation decisions for our named executive officers other than our Executive Chairman and our Executive Vice Chairman was established by the Committee in September 2020. In establishing this peer group, the Committee worked with FW Cook and sought to ensure that the group consisted of companies of appropriate size, type, and complexity. The Committee accomplished this by: (1) reviewing metrics such as gross revenues (targeting companies with gross revenues between 0.4 and 2.5 times those of the Company), market capitalization (targeting companies with market capitalizations between 0.33 and 3.0 times that of the Company), and profit margin structure; (2) considering whether the potential peers were competitors for executive talent or investor capital; (3) considering whether the potential peers were a “peer-of-peers” (a common member of the peer groups of the Company’s peer group companies); and (4) assessing the overall reasonableness of designating a particular potential peer as a member of the Company’s peer group.

Based on that review in September 2020, and the continued reasonableness of the current peer group companies from an overall size and business comparability standpoint, the Committee elected to maintain the existing peer group. The executive compensation peer group for Fiscal 2022 compensation decisions for our named executive officers other than our Executive Chairman and Executive Vice Chairman consisted of the following 17 companies, which emphasize companies in the consumer goods industry, with a focus on companies in the beverage alcohol industry and/or those that are involved in managing and marketing premium brands:

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Fiscal 2022 Executive Compensation Peer Group

•Brown-Forman Corporation	•J. M. Smucker Company (The)
•Campbell Soup Company	•Kellogg Company
•Clorox Company (The)	•Keurig Dr Pepper Inc.
•Colgate-Palmolive Company	•McCormick & Company, Incorporated
•Conagra Brands, Inc.	•Molson Coors Brewing Company
•Diageo plc	•Monster Beverage Corporation
•Estée Lauder Companies Inc. (The)	•Starbucks Corporation
•General Mills, Inc.	•YUM! Brands
•Hershey Company (The)

FW Cook presented information to the Committee in September 2020 indicating that our revenues were at the 29th percentile, and our market capitalization was at the 57th percentile, in each case, of these peer group companies.

The Committee used this executive compensation peer group to validate decisions for specific compensation elements for our other named executive officers as discussed in the CD&A sections below for each element of compensation. The Committee also used this executive compensation peer group to validate the target TDC of our Chief Executive Officer against the Chief Executive Officers at our peer group companies, as well as the aggregate target TDC of our Chief Executive Officer, Executive Chairman, and Executive Vice Chairman against the target TDC of the top three most highly compensated executives at our peer group companies. Based on the role, responsibilities, experience, and contributions of our Chief Executive Officer, Executive Chairman, and Executive Vice Chairman, the Committee approved compensation for Fiscal 2022 that considered the relative expected contributions of the executives, as well as the compensation levels of our peer companies. The Committee expects to continue to revisit that process and structure on a periodic basis going forward.

The executive compensation peer group data shared with the Committee by FW Cook in January 2021 indicated that our Chief Executive Officer’s target TDC approximated the median of peer group practice. This peer group data also indicated that the aggregate target TDC of our Chief Executive Officer, Executive Chairman, and Executive Vice Chairman is within the competitive range of the 75th percentile of peer group practice compared to the three most highly compensated executives at each peer group company. The Committee believes that this positioning appropriately reflects our culture, the dynamics of our industry, the experience, expected contributions, and unique skill sets and knowledge of our business embodied in these executives, as well as their sustained performance. The Committee believes that this approach validates the reasonableness of the compensation of our Chief Executive Officer as well as continues to validate the total cost of our leadership structure.

Executive Chairman Compensation Comparator Group
Due to insufficient market data for the Executive Chairman role among our peer group companies, a separate comparator group of companies was used to validate the level of the Executive Chairman’s Fiscal 2022 compensation. This separate comparator group consisted of a set of broader market general industry companies with a leadership structure similar to ours. For Fiscal 2022, FW Cook added Clorox to the group and removed two companies from the group due to changes in leadership structure. Following such changes, this executive chairman comparator group consisted of the following 18 companies:

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Fiscal 2022 Executive Chairman Comparator Group

•CACI International, Inc.	•Host Hotels & Resorts, Inc.
•Carnival Corp.	•Hyatt Hotels Corp.
•CenterPoint Energy, Inc.	•J. M. Smucker Company (The)
•CGI, Inc.	•News Corp.
•Clorox Company (The)	•O’Reilly Automotive, Inc.
•Colgate-Palmolive Company	•Ralph Lauren Corp.
•D.R. Horton, Inc.	•Ross Stores, Inc.
•Estée Lauder Companies Inc. (The)	•Select Medical Holdings Corp.
•Garmin Ltd.	•Westlake Chemical Corp.

FW Cook presented information to the Committee in January 2021 indicating that our revenues approximated the 48th percentile, and our market capitalization was at the 88th percentile, in each case, of these companies. The Committee received data from FW Cook in January 2021 indicating that the compensation for our Executive Chairman, Mr. Robert Sands, was between the median and the 75th percentile of the executive chairman comparator group practice.

In addition to its review of peer group executive compensation data, the Committee may review general industry executive compensation survey data when insufficient peer group data is available for a specific executive position or as another means of performing a market check on our overall executive compensation program or on individual components of the program. This information assists the Committee in making well-informed decisions regarding executive compensation matters.

How Do We Compensate Our Named Executive Officers?

Summary of the Elements of Compensation
The compensation program for our named executive officers consists of base salary, short-term cash incentives under our AMIP, long-term equity incentives, and certain perquisites and other benefits.

	Pay Element		Objective & Performance Rewarded
Fixed	Annual	Base Salary	Provide current, predictable compensation for day-to-day services, taking into account individual roles, responsibilities, and performance as well as respective experience and abilities
Performance Based	Annual	AMIP (annual cash incentive)	Achieve annual goals measured in terms of financial performance (Net Sales, Comparable EBIT, and FCF) linked to creation of stockholder value
	Long-Term	PSUs	Establish rigorous long-term performance alignment and drive retention. Relative TSR provides an effective comparison of our performance against the broader market. PSUs typically require continuous service through a three-year performance period.
		NQSOs	Reward absolute value creation (NQSOs have no value unless our stock price increases after the grant date) and typically vest pro rata annually over four years, encouraging both performance and retention
		RSUs	Provide link to stockholder value creation and drive retention, typically vesting pro rata annually over four years

Base Salary
The Committee does not have a stated competitive position for the base salaries of our named executive officers. Base salary information is considered by the Committee as part of its evaluation of the aggregate target TDC of our Chief Executive Officer, Executive Chairman, and Executive Vice Chairman, as well as the target TAC of our other named executive officers.

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The Committee took the following base salary actions for our named executive officers for Fiscal 2022:

•Effective May 24, 2021, the Committee increased Mr. Newlands’ base salary from $1,200,000 to $1,300,000. The base salaries for Messrs. Robert Sands and Richard Sands remained unchanged at $1,020,000 and $867,000, respectively.
•For Fiscal 2022, the Committee increased Mr. Hankinson’s base salary by approximately 18% from $603,750 to $715,000. This increase was in recognition of the successful completion of his first year as an executive officer. Management and the Committee determined that Mr. Hankinson’s overall performance, influence, accountability, and sound judgment during Fiscal 2021 evidenced his strong and trusted leadership during an unprecedented period in our history.
•Effective May 24, 2021, the Committee increased Mr. Hanson’s base salary from $816,200 to $836,605. This increase was in recognition of his critical skill set which contributed to the successful completion of the Wine and Spirits Divestiture.

The base salaries paid to our named executive officers in Fiscal 2022 appear in the Salary column of the Summary Compensation Table.

Short-Term Cash Incentives: Fiscal 2022 AMIP

For Fiscal 2022, we awarded short-term cash incentives to our named executive officers based on Company performance under the AMIP. In the case of our Division Presidents such as Mr. Hanson, a portion of the Fiscal 2022 AMIP was also based on Division performance.

Company Performance
In April 2021, the Committee determined that performance would be measured under the Fiscal 2022 AMIP based on a weighted mix of three performance measures: Comparable EBIT, Net Sales, and FCF. For our named executive officers other than Mr. Hanson, Comparable EBIT, Net Sales, and FCF were each measured at the consolidated corporate level. For Mr. Hanson, half of the Comparable EBIT and Net Sales performance was measured against the performance of the Wine & Spirits Division. Threshold performance against the consolidated Comparable EBIT performance goal was required for any payment to be made under the Fiscal 2022 AMIP.

The Committee selects targets for Comparable EBIT, Net Sales, and FCF that it views as challenging but achievable. For Fiscal 2022, each target corresponded to the targeted level of performance under our Fiscal 2022 operating plan approved by the Board in April 2021. Despite our strong performance for Fiscal 2021:

•The Fiscal 2022 target performance levels for Comparable EBIT, Net Sales, and FCF were each set in excess of our target performance levels for Fiscal 2021 (as adjusted to reflect the delay in the closing of the Wine and Spirits Divestiture), while taking into account the continued risks and uncertainties for Fiscal 2022.

Due to the uncertainties posed by COVID-19, for Fiscal 2021, the Committee revised its historical approach by lowering the threshold performance goals and increasing the maximum performance goals for Net Sales and Comparable EBIT. These changes, which resulted in a wider performance range around target performance, were made in acknowledgment of the uncertainty and challenges posed by COVID-19, and with the intent that changes in performance would have a lesser impact on the payout, as compared to the AMIP design for Fiscal 2020. For Fiscal 2022, despite the continued risks and uncertainties posed by COVID-19, the Committee determined that it was appropriate to return to its historical approach for incentive plan and performance curve design by establishing a narrower performance range around target performance for Comparable EBIT and Net Sales. Based on this design:

•The maximum performance goals under the Fiscal 2022 plan for Comparable EBIT and Net Sales were each in excess of the performance required to earn a maximum payout under the adjusted Fiscal 2021 plan.

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The following chart sets forth the material terms of our Fiscal 2022 AMIP:

Performance Measures	Definition	Purpose	Weighting	Fiscal 2022 Goals	Company Performance (1)		Bonus Payout (1)
($ in millions)
Net Sales	Net sales less net sales of products of acquired businesses, historical net sales of products which have been disposed of, or historical net sales of a business that has been contributed to a joint venture.	Serves as a measure of our ability to grow market share	40% (20% for Mr. Hanson)		<96.5%		0%
				$8,192.6	96.5%	Threshold	25%
				$8,489.7	100.0%	Target	100%
				$8,786.9	103.5%	Maximum	200%
Net Sales: Wine & Spirits Division			20% (only for Mr. Hanson)		<96.5%		0%
				$1,886.6	96.5%	Threshold	25%
				$1,955.0	100.0%	Target	100%
				$2,023.4	103.5%	Maximum	200%
Comparable EBIT (2) (3)	EBIT is the sum of our operating income plus income from unconsolidated investments. When calculating Comparable EBIT, we exclude the effects of comparable adjustments.	Serves as a measure of our profitability	40% (20% for Mr. Hanson)		<94.5%		0%
				$2,654.8	94.5%	Threshold	25%
				$2,809.3	100.0%	Target	100%
				$2,935.7	104.5%	Maximum	200%
Comparable EBIT: Wine & Spirits Division			20% (only for Mr. Hanson)		<95.0%		0%
				$416.3	95.0%	Threshold	25%
				$496.3	100.0%	Target	100%
				$516.2	104.0%	Maximum	200%
FCF	Net cash provided by (used in) operating activities less purchases of property, plant and equipment.	Reflects our ability to generate the cash required to operate the business and pay down debt	20%		<80.0%		0%
				$1,115.3	80.0%	Threshold	25%
				$1,394.2	100.0%	Target	100%
				$1,673.0	120.0%	Maximum	200%
(1)Company performance and bonus payout are each presented as a percentage of target.
(2)The required performance goals for Fiscal 2022 Comparable EBIT were adjusted for the Wine & Spirits Division to account for foreign currency adjustments.
(3)The Committee can make further adjustments to Comparable EBIT for restructuring and acquisition-related activities that, had they been known at the beginning of the performance period, would have impacted the Company’s plan.

In April 2022, the Committee certified the payout under our Fiscal 2022 AMIP based on consolidated corporate performance to all of our named executive officers other than Mr. Hanson at 200% of target as follows:

	Fiscal 2022 Actual Results	Percent of Approved Plan	Fiscal 2022 Bonus Payout % (1)	Weighting	Resulting Weighted % (1)
($ in millions)
Net Sales	$8,820.7	103.9%	200%	40%	80%
Comparable EBIT	$2,966.7	105.6%	200%	40%	80%
FCF	$1,678.6	120.4%	200%	20%	40%
					200%
(1)Fiscal 2022 bonus payout percentage and resulting weighted percentage are presented as a percentage of target.

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In April 2022, the Committee certified the payout under our Fiscal 2022 AMIP based on consolidated corporate performance and Wine & Spirits Division performance to Mr. Hanson at 189% of target as follows:

	Fiscal 2022 Actual Results	Percent of Approved Plan	Fiscal 2022 Bonus Payout % (1)	Weighting	Resulting Weighted % (1)
($ in millions)
Comparable EBIT
Consolidated Results	$2,966.7	105.6%	200%	20%	40%
Wine & Spirits Division	$505.1	101.8%	144.5%	20%	29%
Net Sales
Consolidated Results	$8,820.7	103.9%	200%	20%	40%
Wine & Spirits Division	$2,069.1	105.8%	200%	20%	40%
FCF	$1,678.6	120.4%	200%	20%	40%
					189%
(1)Fiscal 2022 bonus payout percentage and resulting weighted percentage are presented as a percentage of target.

Reflecting his critical leadership skills and continued strong performance in his role, effective March 1, 2021, the Committee increased Mr. Hankinson’s target percentage under the Fiscal 2022 AMIP from 85% to 90%. Besides Mr. Hankinson, none of the other named executive officers received an increase in their target AMIP percentage for Fiscal 2022. The resulting Fiscal 2022 AMIP awards paid to our named executive officers are set forth below and also appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Name	Target Bonus as a Percent of Base Salary	Fiscal 2022 Target Bonus	Resulting Weighting	Fiscal 2022 Actual Bonus
William A. Newlands	150%	$1,915,385	200%	$3,830,770
Robert Sands	150%	$1,530,000	200%	$3,060,001
Richard Sands	150%	$1,300,500	200%	$2,601,001
Garth Hankinson	90%	$643,500	200%	$1,287,000
Robert Hanson	95%	$790,302	189%	$1,492,881

In addition to any short-term cash incentive bonuses under the AMIP, the Committee has discretion to pay cash bonuses outside of that program. No named executive officer received any discretionary bonus for Fiscal 2022.

Long-Term Equity Incentive Awards

Equity Award Granting Process
The Committee annually considers equity awards to named executive officers at a regularly scheduled meeting, usually in April, at which time it also considers equity awards to other eligible employees around the world. The Committee may also grant equity awards at other times, such as at other regularly scheduled meetings of the Committee or in connection with new hires, promotions, or significant business activities.

The Committee awards NQSOs, RSUs, and PSUs to our named executive officers under our LTSIP. The Committee believes that the granting of these awards to our named executive officers, together with our robust stock ownership guidelines, directly links the value of compensation earned by our named executive officers to the value created for our stockholders.

The Committee includes NQSOs as a significant element of named executive officer compensation. The Committee also issues RSUs and PSUs to named executive officers to diversify our mix of equity awards and, in the case of PSUs, to enhance the linkage between executive compensation and value creation for our stockholders.

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Named Executive Officer Long-Term Incentive Awards – Fiscal 2022

Annual Equity Grants
During Fiscal 2022, the Committee granted our named executive officers (other than Messrs. Robert Sands and Richard Sands) a mix of NQSOs, RSUs, and PSUs. The chart below reflects the methodology used by the Committee for calculating the total equity target value of the Fiscal 2022 equity awards, as well as the percentage allocated to each award type. The equity target percentage was a percentage of each named executive officer’s base salary, and, for the purpose of determining the number of shares subject to each type of award, NQSOs were valued on a Black-Scholes option-pricing model, RSUs were valued at face value, and PSUs were valued at face value of the target award.

Reflecting his critical leadership skills, as a result of succession planning activities, and in recognition of retention considerations, effective for the annual equity grant in Fiscal 2022, the Committee set Mr. Hanson’s target equity percentage at 375% of base salary.

Name	Equity Target as a % of Base Salary	Percent of NQSOs	Percent of RSUs	Percent of PSUs
William A. Newlands	525%	50%	25%	25%
Robert Sands	400%	100%	0%	0%
Richard Sands	400%	100%	0%	0%
Garth Hankinson	240%	50%	25%	25%
Robert Hanson	375%	50%	25%	25%

The Committee annually reviews the design of the long-term equity incentive program, including consideration as to whether to utilize various performance metrics for the PSU awards. Following such review and consideration, the Committee ultimately determined that it would be appropriate to continue to base the award payouts on relative TSR performance for the Fiscal 2022 annual PSU awards granted in April 2021. Specifically, the Committee awarded Fiscal 2022 PSUs, the ultimate payout level of which, if any, will depend on our Fiscal 2022-2024 TSR performance as compared to the companies in the S&P 500 Index. The Committee believes the relative TSR metric and the three-year performance period aligns the interests of our named executive officers with the interests of our stockholders. Payouts of these PSUs will be determined at the end of Fiscal 2024 based on the following performance levels:

	Threshold Performance Level (25%)	Target Performance Level (100%)	Maximum Performance Level (200%)
TSR Performance Versus Companies in the S&P 500 Index	25th Percentile	50th Percentile	75th Percentile (or higher)

Retirement and Other Benefits

Savings Plans and Health and Welfare Benefits
We offer our eligible employees, including our named executive officers, the following retirement savings opportunities and health and welfare benefits in order to help provide a reasonable level of support during and after employment with us and to attract, retain, and motivate employees with a competitive benefits package:

•Named executive officers are eligible to participate in our 401(k) and Profit Sharing Plan on the same terms as other eligible employees. Each year, eligible employees may elect to defer up to 50% of their annual compensation, up to the annual limit set by the Internal Revenue Code, on a before-tax and/or after-tax basis. We currently provide a 50% match on the first 6% of eligible compensation contributed by the participant, as well as an annual non-elective contribution equal to 3% of eligible compensation. All participants are immediately 100% vested in their contributions, the 3% annual contribution made by us, and any earnings on these contributions. Our matching contributions, any supplemental profit sharing

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contributions, and the earnings on those amounts vest at the rate of 20% per year for the first five years of service.
•Named executive officers are eligible to participate in our NQSP, which is a non-qualified retirement savings plan designed to provide participants with an elective deferral opportunity and the benefit of the annual non-elective contributions and supplemental profit sharing contributions, if any, that could not be made under the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. Further detail concerning this plan is provided under the heading “Nonqualified Deferred Compensation.”
•Named executive officers generally are eligible to participate in our ESPP on the same terms as other eligible employees, including an Internal Revenue Code Section 423 component that allows employees to purchase shares of our Class A Stock at a discount through salary deductions. Due to their levels of stock ownership in our Company, however, neither Messrs. Robert Sands nor Richard Sands is eligible to participate in the ESPP.
•Named executive officers also receive customary employee benefits, such as our standard medical, dental, and vision benefits, wellness programs, long-term and short-term disability insurance programs, paid time off (vacation/sick leave), and life insurance programs, according to the terms of those programs and in the same manner as other eligible employees.

Severance Benefits
In the event of certain terminations of employment, our named executive officers are entitled to receive the severance benefits set forth under their employment agreements. The employment agreements with Messrs. Robert Sands and Richard Sands were executed in 2008 and provide for severance in the event of the executive’s death, disability, good reason termination, termination without cause, or retirement. Our employment agreements with Messrs. Newlands, Hankinson, and Hanson provide for severance benefits only in the event of good reason termination or termination without cause.

More information concerning the material terms of the employment agreements with each of our named executive officers and the amounts payable in the event of a severance or change-in-control event are described under the heading “Potential Payments upon Termination or Change-in-Control.”

Perquisites
We provide our named executive officers with perquisites and other personal benefits that we believe to be reasonable and competitive with those offered by comparable companies to their executive officers. The Committee annually reviews and approves or ratifies the perquisites and other personal benefits offered to our named executive officers. The Committee believes these benefits further our objective of attracting, motivating, and retaining key executive talent and assist executive officers in promoting our brands, working more efficiently, and dedicating the appropriate amount of time and attention to business initiatives. Other than taxes related to certain relocation benefits, our named executive officers pay the personal income taxes that are attributable to the taxable perquisites we provide. Our named executive officers receive certain perquisites, including:

•Automobile Allowance – We provide an automobile allowance to our named executive officers. We believe this benefit is competitive with benefits provided to executives at comparable companies.
•Travel Services – We offer our named executive officers the personal use of our corporate aircraft when not needed for business purposes and the option of using car and driver services. Although these travel services may provide personal benefits to the executives, we believe these services also enhance the safety and security of our named executive officers and assist them to devote maximum time and attention to our business. These travel services are required under our executive security program for Messrs. Robert Sands and Richard Sands.
•Product Allowance – We provide product allowances to our employees, including our named executive officers. We believe that a product allowance enhances their knowledge and appreciation of our products and serves as an additional tool to facilitate their role as ambassadors for our brands in both on- and off-premise retail establishments. For the 2021 calendar year, the allowance was $20,000 each for Messrs. Newlands, Robert Sands, and Richard Sands, and $10,000 for each of our other named executive officers. In certain limited instances, we may also provide product samples to our employees, including our named executive officers, to enable them to become stronger brand ambassadors. Our U.S. based employees,

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including our named executive officers, are also eligible from time-to-time to purchase products from us at a discounted rate. Such samples and discounts typically do not result in any incremental cost to us.
•Voluntary Expanded Annual Physical Health Review – We offer our named executive officers an annual comprehensive health physical in order to encourage them to protect their health.
•Sponsorship Events – While greatly reduced during the COVID-19 pandemic, we sponsor various cultural, charitable, civic, and entertainment events for business development and relationship-building purposes, as well as to maintain our involvement in communities in which we operate and in which our employees live. Tickets are often included in such sponsorship agreements, and typically do not result in any incremental cost to us. Occasionally, our employees, including our named executive officers, use such tickets for personal purposes when they are not otherwise used for business purposes.
•Executive Charitable Match Program – The Company provides a match of up to $50,000 per calendar year for charitable contributions made by each of our named executive officers.
•Executive Security Program - Our executive security program establishes the level of personal security to be provided to our named executive officers. This program was developed by our corporate security team as part of our overall risk management program. The executive security program provides for enhanced business and personal protection (including optional protection at personal residences) for our named executive officers. The executive security program is for our benefit, and we believe that the costs of this security program are appropriate and necessary given the risks associated with executive officer positions at the Company.

For Messrs. Robert Sands and Richard Sands, the security program is based on a security assessment conducted by an independent security consulting firm. This assessment found ongoing and increasing business-related security concerns warranting certain security measures, including a continued requirement to use Company aircraft for all travel, whether business or personal, as well as upgraded and standardized security technology at personal residences.

We may provide additional benefits to our named executive officers in special circumstances, such as the payment of tax preparation fees and tax equalization costs in the event of an expatriate assignment, or relocation benefits (including related taxes) in the event of a new hire or transfer. No such benefits were provided to our named executive officers for Fiscal 2022. The perquisites and other personal benefits we provided to our named executive officers during Fiscal 2022 are further quantified in the footnotes to the All Other Compensation column of the Summary Compensation Table.

How Do We Manage Risks Related to Our Executive Compensation Program?

Executive Compensation Risk Assessment
As described above under the subheading “Compensation Risk Assessment,” the Committee received a risk assessment report from FW Cook regarding our executive compensation program. Based on that review, the Committee did not identify any executive compensation-related risks that it considered reasonably likely to have a material adverse effect on the company.

Stock Ownership Guidelines
In order to further align the interests of our executive officers with the interests of our stockholders, the Board has established guidelines for the amounts of our common stock that our executive officers should beneficially own. We allow individuals five years in which to reach the applicable ownership guideline. The five-year period is measured from the date the individual assumed the executive officer role to which the stock ownership guideline applies. The ownership guidelines can be satisfied by the ownership of stock, unvested RSUs, and unvested (but certified) PSUs after the relevant performance period has been completed. Unexercised stock options and unvested/uncertified PSUs do not count towards meeting the guidelines.

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The current stock ownership guidelines for our executive officers are as follows:

Executive Officers	Stock Ownership Guideline
President and Chief Executive Officer, Executive Chairman of the Board, Executive Vice Chairman of the Board	6 times base salary
Executive Vice Presidents	3 times base salary

Compliance with our stock ownership guidelines is assessed periodically, and not less frequently than annually. If the required ownership level is not met by the end of the five-year accumulation period, the executive officer is subject to a requirement to retain 100% of the net after-tax shares acquired upon the exercise of an NQSO or upon delivery of shares underlying an RSU or a PSU. As of the end of Fiscal 2022, each of our named executive officers had met the applicable stock ownership guideline or was within the five-year window for doing so.

Clawback Rights and Prohibition Against Hedging
Our stockholder-approved LTSIP plan document and our LTSIP award agreements with our named executive officers each contain a clawback provision. Although we have not had to utilize this provision, its purpose is to allow us to recoup performance-based awards or the value thereof if and as required by the Dodd-Frank Act or other law.

The Committee has also adopted a formal clawback policy. This policy applies in the event the Company is required to restate its financial results due to material noncompliance with the securities laws. In such an instance, the independent members of the Board, in their sole discretion, may cancel or seek to recover all or any portion of any excess cash or equity incentive-based compensation that is earned or vested based wholly or in part on the attainment of a financial reporting measure. In order for the clawback to apply to the incentive compensation awarded to executive officers or certain other executives of the Company, such individual’s fraud or intentional misconduct must have been a significant contributing factor to the need for the financial restatement.

In order to prevent an appearance of improper conduct, executive officers, affiliates, and directors may not participate in transactions involving the hedging of our stock by trading in third-party derivative securities of our stock by writing or buying puts, calls, or other derivatives.

Tax Considerations
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain “covered employees” in excess of $1 million per year. Prior to the enactment of the Tax Cuts and Jobs Act passed by Congress in December 2017, there was an exception to this deduction limitation for compensation that qualified as “performance-based compensation.” The Tax Cuts and Jobs Act significantly changed Section 162(m) by, among other things, repealing the performance-based compensation exemption and reducing the federal corporate income tax rate. As a result, compensation paid to certain current and former executive officers in excess of $1 million a year generally will not be deductible unless such compensation qualifies for certain transition relief.

The Committee may take into consideration the potential tax deductibility of compensation as one of the factors to be considered when establishing our executive compensation program. However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, motivates, and rewards our executive officers that are critical to our success. The Committee may consider tax deductibility as a factor in determining executive compensation, but may not structure its compensation arrangements around tax deductibility.

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Compensation Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the federal securities laws.

We, the Human Resources Committee of the Board (functioning as the compensation committee of the Board), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussions, have recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s 2022 Form 10-K.

Human Resources Committee:

Jeremy S. G. Fowden (Chair)
Christy Clark
Ernesto M. Hernández
Susan Somersille Johnson

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Compensation Tables and Related Information

The following table sets forth the compensation for Fiscal 2020, Fiscal 2021, and Fiscal 2022 awarded to, earned by, or paid to our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
William A. Newlands, President and Chief Executive Officer	2022	$1,276,923	$3,681,902	$3,149,674	$3,830,770	$101,012	$12,040,281
	2021	$1,200,000	$3,659,676	$3,150,605	$3,600,000	$117,574	$11,727,855
	2020	$1,234,038	$3,086,226	$2,400,479	$2,504,296	$167,611	$9,392,650
Robert Sands, Executive Chairman of the Board	2022	$1,020,000	—	$4,079,558	$3,060,001	$1,195,766	$9,355,325
	2021	$1,020,000	—	$4,080,769	$3,060,001	$957,487	$9,118,257
	2020	$1,072,374	—	$4,080,848	$2,176,223	$1,292,969	$8,622,414
Richard Sands, Executive Vice Chairman of the Board	2022	$867,000	—	$3,467,606	$2,601,001	$953,163	$7,888,770
	2021	$867,000	—	$3,468,660	$2,601,001	$881,596	$7,818,257
	2020	$917,844	—	$3,468,709	$1,862,628	$1,120,157	$7,369,338
Garth Hankinson, Executive Vice President and Chief Financial Officer	2022	$715,000	$1,003,193	$857,904	$1,287,000	$131,207	$3,994,304
	2021	$597,116	$801,765	$690,152	$1,015,097	$67,873	$3,172,003
	2020	$362,575	$1,159,061	$123,640	$284,209	$32,106	$1,961,591
Robert Hanson, Executive Vice President and President, Wine & Spirits Division	2022	$831,897	$1,788,591	$1,530,246	$1,492,881	$90,366	$5,733,981
	2021	$805,539	$1,230,203	$1,058,949	$1,530,525	$104,216	$4,729,432
	2020	$600,625	$5,122,402	$481,260	$575,060	$157,973	$6,937,320
(1)These amounts represent the full grant date fair value of RSU and PSU awards granted in each fiscal year noted. For PSUs granted in Fiscal 2022, Fiscal 2021, and Fiscal 2020 having relative TSR as the performance criterion, the grant date fair value was determined using a Monte Carlo simulation model. Since the performance criteria underlying the relative TSR PSUs are each considered a market condition as opposed to a performance condition for accounting purposes, the expense associated with those awards is not subject to fluctuation based on the actual outcome and is therefore reported at maximum value. For the Net Debt Leverage Ratio PSUs granted to Mr. Hanson in Fiscal 2020 whose performance criterion relates to our net debt leverage ratio, the grant date fair value is based on the market price of our Class A Stock on the grant date and the probable outcome of the performance conditions as of the grant date (which was performance at target level). If the Net Debt Leverage Ratio PSUs were included in these calculations at their maximum level (as opposed to the target level), the grant date fair value set forth above for those PSUs would be: $3,000,099. For the Wine & Spirits Division PSUs granted to Mr. Hanson in Fiscal 2020 whose performance criteria relate to the performance and margin profile of a strategic portion of our Wine & Spirits Division, the grant date fair value is based on the probable outcome of the performance conditions as of the grant date (which was performance at target level). If the Wine & Spirits Division PSUs were included in these calculations at their maximum level (as opposed to the target level), the grant date fair value set forth above for those PSUs would be: $2,000,025. Each amount included in this column represents the aggregate amount that we expected to expense for grants in accordance with Topic 718 over the grants’ respective vesting schedules. Assumptions used in calculating these values with respect to PSUs may be found in Note 18 of our financial statements in our 2022 Form 10-K. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations. A more complete description of the Fiscal 2022 PSUs can be found in the CD&A under the heading “Long-Term Equity Incentive Awards” and subheading “Named Executive Officer Long-Term Incentive Awards – Fiscal 2022.” See the Grants of Plan-Based Awards in Fiscal 2022 and the Outstanding Equity Awards as of February 28, 2022 tables for additional information.
(2)These amounts represent the full grant date fair value of awards of NQSOs granted in each fiscal year noted. This represents the aggregate amount that we expected to expense for such grants in accordance with Topic 718 over the grants’ respective vesting schedules. Assumptions used in calculating these values may be found in Note 18 of our financial statements in our 2022 Form 10-K. We do not include any impact of estimated

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forfeitures related to service-based vesting terms in these calculations. See the Grants of Plan-Based Awards in Fiscal 2022 and the Outstanding Equity Awards as of February 28, 2022 tables below for additional information.
(3)These amounts represent the amounts earned under our AMIP for Fiscal 2022, Fiscal 2021, and Fiscal 2020. A detailed description of the Fiscal 2022 payments can be found in the CD&A under the heading “Short-Term Cash Incentives: Fiscal 2022 AMIP.”
(4)The amounts set forth below include for Fiscal 2022: (i) Company contributions under our 401(k) and Profit Sharing Plan (including both Company matching contributions and Company non-elective contributions); (ii) Company non-elective contributions under our NQSP; and (iii) the aggregate incremental cost to us of perquisites and personal benefits. Contributions under the 401(k) and Profit Sharing Plan and our NQSP are reported in the fiscal year in which they are accrued or earned, regardless of the fiscal year in which the contribution is actually made to the plan.

Name	Company contributions under the 401(k) and Profit Sharing Plan	Company contributions under the NQSP	Perquisites and Other Personal Benefits (a)	Total “All Other Compensation”
William A. Newlands	$18,230	$3,762	$79,020	$101,012
Robert Sands	$17,400	$21,900	$1,156,466	$1,195,766
Richard Sands	$13,398	$17,310	$922,455	$953,163
Garth Hankinson	$18,426	$12,237	$100,544	$131,207
Robert Hanson	$17,410	$3,747	$69,209	$90,366

(a)The perquisites and other personal benefits provided to our named executive officers in Fiscal 2022 included personal use of our corporate aircraft, personal security services, identity theft protection services, automobile allowances, car/driver services, product allowances, product samples, tickets to sponsorship events, a physical health review, and an executive charitable match program. We did not provide a tax gross-up to any named executive officer in Fiscal 2022.
The aggregate incremental cost to us for each named executive officer’s personal use of corporate aircraft is as follows: Mr. Newlands – $21,272; Mr. Robert Sands – $896,833; Mr. Richard Sands – $904,754; Mr. Hankinson – $31,957; and Mr. Hanson – $0. These amounts represent the aggregate incremental cost to us for the personal use of our corporate aircraft by our named executive officers and certain of their family members. Such amounts are calculated by multiplying an aircraft’s hourly variable operating costs by the portion of the trip’s flight time allocated to such named executive officer, reduced by the amount of voluntary reimbursements, if any, to us by such named executive officer. Variable operating costs include fuel costs, variable maintenance costs, and other variable expenses, including crew hotel and meals, on-board catering, trip-related landing fees, hangar and parking costs, and similar costs. Since our aircraft are used primarily for business travel, the methodology excludes fixed, capital, and similar costs. In instances where family members or guests fly on our aircraft as additional passengers on business flights with an executive, the aggregate incremental cost to us is de minimis in amount, and no amount is reflected in the table for these additional passengers.
The aggregate incremental cost to us for the car and driver services for Mr. Robert Sands is $150,225. Such amount represents the compensation and benefits costs for such driver, the costs of the leased vehicles used for such service, and in certain instances, the cost of a third-party car service.
The aggregate incremental cost to us for the personal security services for Mr. Robert Sands is $78,135. Such amount includes personal security when traveling and security systems and monitoring for his personal residences. The personal security services provided to Mr. Sands are required under our executive security program.
In Fiscal 2022 the following named executive officers made charitable donations that were matched by the Company under our charitable matching program as follows: Mr. Newlands – $19,480; Mr. Richard
Sands – $0; Mr. Robert Sands – $0; Mr. Hankinson – $50,000; and Mr. Hanson – $48,792. Our charitable match program operates on a calendar year basis and contributions are reported in this table in the fiscal year the donation was made. Therefore, such reported amounts may exceed the $50,000 limitation due to timing differences between the calendar year used for the matching program and our fiscal year.

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Grants of Plan-Based Awards in Fiscal 2022

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock and Option Awards (6)
		Award Type	Threshold	Target	Maximum	Threshold	Target	Maximum
William A. Newlands	NA	AMIP	$478,846	$1,915,385	$3,830,769
	4/20/2021	PSU				1,653	6,610	13,220				$2,106,673
	4/20/2021	RSU							6,610			$1,575,229
	4/20/2021	NQSO								51,634	$238.31	$3,149,674
Robert Sands	NA	AMIP	$382,500	$1,530,000	$3,060,000
	4/20/2021	NQSO								66,878	$238.31	$4,079,558
Richard Sands	NA	AMIP	$325,125	$1,300,500	$2,601,000
	4/20/2021	NQSO								56,846	$238.31	$3,467,606
Garth Hankinson	NA	AMIP	$160,875	$643,500	$1,287,000
	4/20/2021	PSU				450	1,801	3,602				$573,997
	4/20/2021	RSU							1,801			$429,196
	4/20/2021	NQSO								14,064	$238.31	$857,904
Robert Hanson	NA	AMIP	$197,576	$790,302	$1,580,604
	4/20/2021	PSU				803	3,211	6,422				$1,023,378
	4/20/2021	RSU							3,211			$765,213
	4/20/2021	NQSO								25,086	$238.31	$1,530,246
(1)The amounts shown in these columns reflect the short-term cash incentive bonuses that potentially could have been earned during Fiscal 2022 based upon the achievement of Company performance goals under our AMIP. The actual award paid to each named executive officer under the AMIP for Fiscal 2022 is set forth above in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. More information regarding short-term cash incentive bonuses under our AMIP can be found in the CD&A under the heading “Short-Term Cash Incentives: Fiscal 2022 AMIP.”
(2)These amounts represent the number of shares of Class A Stock that may be issued to the named executive officers pursuant to the terms of PSU awards granted under our LTSIP. The PSU awards granted on April 20, 2021 provide for a range of potential payouts (based on our TSR performance relative to that of companies in the S&P 500 Index) and for settlement in shares of Class A Stock. These relative TSR PSUs are generally scheduled to vest, if at all, on May 1, 2024 based on the level of achievement for the performance criteria associated with these awards. The terms of the Fiscal 2022 PSU awards are further described in the CD&A under the heading “Long-Term Equity Incentive Awards” and subheading “Named Executive Officer Long-Term Incentive Awards – Fiscal 2022.”
(3)These amounts represent the number of RSUs granted to the named executive officers under our LTSIP. Any payouts associated with the vesting of these awards will be made in shares of Class A Stock. Further information concerning these awards can be found in the CD&A under the heading “Long-Term Equity Incentive Awards” and subheading “Named Executive Officer Long-Term Incentive Awards – Fiscal 2022.” These RSUs generally are scheduled to vest at 25% of the award per year at each of the first four anniversaries of May 1, 2021.
(4)These amounts represent the number of options to purchase shares of Class 1 Stock granted to the named executive officer under our LTSIP. These NQSOs are scheduled to vest and become exercisable at 25% of the award per year at each of the first four anniversaries of the grant date. Further information concerning these awards can be found in the CD&A under the heading “Long-Term Equity Incentive Awards” and subheading “Named Executive Officer Long-Term Incentive Awards – Fiscal 2022.” No trading market exists for Class 1 Stock. Class 1 Stock may be converted into shares of Class A Stock on a one-for-one basis, provided such conversion is permitted only if the holder immediately sells the Class A Stock. Under the LTSIP, the fair market value of a share of Class 1 Stock is equal to the fair market value of a share of Class A Stock unless the Human Resources Committee determines otherwise.
(5)The exercise price of these NQSOs, which relate to Class 1 Stock (for which there is no public trading market), is the NYSE closing price of a share of Class A Stock on the grant date.

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(6)These amounts represent the full grant date fair value of the PSUs, RSUs, and NQSOs, respectively, granted in Fiscal 2022. This represents the aggregate amount that we expected to expense for such grants in accordance with Topic 718 over the grants’ respective vesting schedules. We do not include any impact of estimated forfeitures related to service-based vesting terms in these calculations.

Employment Agreements
Each of our named executive officers is party to an executive employment agreement with us. We entered into executive employment agreements with Messrs. Robert Sands and Richard Sands in May 2008. In January 2015, we entered into an executive employment agreement with Mr. Newlands. We entered into executive employment agreements with Messrs. Hankinson and Hanson in January 2020 and June 2019, respectively.

The term of the agreements with each of our named executive officers expires at the end of our fiscal year, at which time they each automatically renew for an additional one-year period. Each agreement will continue to renew for successive one-year periods unless we provide at least 180 days’ notice of a decision not to renew such agreement. These agreements provide for an initial minimum annual base salary level for each executive, which may be adjusted upward by the Human Resources Committee. The actual Fiscal 2022 base salaries for the named executive officers are set forth above in the Summary Compensation Table. The severance benefits provided under the employment agreements are summarized under the subheading “Potential Payments upon Termination or Change-in-Control.” The employment agreements do not provide for any specific perquisites or other personal benefits for our named executive officers during their terms of employment.

Outstanding Equity Awards as of February 28, 2022

The following table presents information concerning outstanding NQSO, RSU, and PSU awards to each of our named executive officers as of February 28, 2022.

Name	Grant Date	Grant Type	Option Awards (1)				Stock Awards (2)
			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (3)	Option Expiration Date (4)	Number of Shares or Units of Stock That Have Not Vested (5)	Market Value of Shares or Units of Stock That Have Not Vested (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6)
William A. Newlands	4/25/2016	NQSO	16,882		$156.84	4/25/2026
	4/21/2017	NQSO	20,527		$172.09	4/21/2027
	4/23/2018	NQSO	14,669	4,889	$228.26	4/23/2028
	4/23/2018	RSU					640	$137,997
	4/23/2019	NQSO	25,290	25,289	$207.48	4/23/2029
	4/23/2019	RSU					2,892	$623,573
	4/23/2019	PSU					3,673	$791,972
	4/21/2020	NQSO	25,302	75,906	$153.02	4/21/2030
	4/21/2020	RSU					7,719	$1,664,371
	4/21/2020	PSU							10,293	$2,219,377
	4/20/2021	NQSO		51,634	$238.31	4/20/2031
	4/20/2021	RSU					6,610	$1,425,248
	4/20/2021	PSU							1,653	$356,420
Robert Sands(8)	4/23/2018	NQSO	34,110	11,370	$228.26	4/23/2028
	4/23/2018	RSU					1,488	$320,843
	4/23/2019	NQSO		42,992	$207.48	4/23/2029
	4/21/2020	NQSO		98,316	$153.02	4/21/2030
	4/20/2021	NQSO		66,878	$238.31	4/20/2031

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Name	Grant Date	Grant Type	Option Awards (1)				Stock Awards (2)
			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (3)	Option Expiration Date (4)	Number of Shares or Units of Stock That Have Not Vested (5)	Market Value of Shares or Units of Stock That Have Not Vested (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6)
Richard Sands(8)	4/23/2018	NQSO	50,172	16,723	$228.26	4/23/2028
	4/23/2019	NQSO		36,543	$207.48	4/23/2029
	4/21/2020	NQSO		83,568	$153.02	4/21/2030
	4/20/2021	NQSO		56,846	$238.31	4/20/2031
Garth Hankinson	4/26/2013	NQSO	2,270		$47.79	4/26/2023
	4/28/2014	NQSO	1,550		$79.61	4/28/2024
	4/28/2015	NQSO	1,470		$117.12	4/28/2025
	4/25/2016	NQSO	2,267		$156.84	4/25/2026
	4/21/2017	NQSO	2,464		$172.09	4/21/2027
	4/23/2018	NQSO	1,830	609	$228.26	4/23/2028
	4/23/2018	RSU					65	$14,015
	4/23/2019	NQSO	1,436	1,434	$207.48	4/23/2029
	4/23/2019	RSU					148	$31,912
	4/23/2019	RSU					2,410	$519,644
	4/23/2019	PSU					190	$40,968
	4/21/2020	NQSO	5,543	16,627	$153.02	4/21/2030
	4/21/2020	RSU					1,691	$364,613
	4/21/2020	PSU							2,255	$486,223
	4/20/2021	NQSO		14,064	$238.31	4/20/2031
	4/20/2021	RSU					1,801	$388,332
	4/20/2021	PSU							451	$97,245
Robert Hanson	6/26/2019	NQSO	6,150	6,149	$185.02	6/26/2029
	6/26/2019	RSU					1,351	$291,303
	6/26/2019	RSU					2,601	$560,828
	6/26/2019	PSU					1,653	$356,420
	4/21/2020	NQSO	8,505	25,512	$153.02	4/21/2030
	4/21/2020	RSU					2,595	$559,534
	4/21/2020	PSU							3,460	$746,045
	4/20/2021	NQSO		25,086	$238.31	4/20/2031
	4/20/2021	RSU					3,211	$692,356
	4/20/2021	PSU							803	$173,143
(1)NQSOs relate to Class 1 Stock, which upon exercise are convertible to Class A Stock. The vesting schedule for all NQSO awards set forth in the table is 25% of the award per year at each of the first four annual anniversaries of the grant date. In addition, all such NQSOs would vest (or continue to vest) upon the occurrence of certain events, as set forth under the heading “Potential Payments upon Termination or Change-in-Control” and subheading “Outstanding Equity Awards.”
(2)Unvested RSU awards, and PSU awards whose performance periods have been completed (but whose related service vesting periods extend beyond the end of Fiscal 2022) are reflected in the first two columns of this section, while PSUs with performance periods extending beyond the end of Fiscal 2022 are reflected in the final two columns.
(3)The exercise price of an NQSO is the NYSE closing price for a share of Class A Stock on the grant date.

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(4)All NQSO awards set forth in the table were granted with ten-year terms. Vested options are generally exercisable for 90 days following termination of employment unless special treatment is provided as set forth under the heading “Potential Payments upon Termination or Change-in-Control” and subheading “Outstanding Equity Awards.”
(5)The vesting schedule for all RSU awards in the table is 25% of the award per year at each of the first four anniversaries of May 1 of the year of grant. In addition, all RSU awards would vest (or continue to vest) upon the occurrence of certain events, as set forth under the heading “Potential Payments upon Termination or Change-in-Control” and subheading “Outstanding Equity Awards.”
The vesting of the April 23, 2019 PSU awards is based on our Fiscal 2020-2022 TSR performance as compared to companies in the S&P 500 Index. In April 2022, the Human Resources Committee certified performance under these PSU awards at approximately the 34th percentile performance, and the number of units associated with this performance level is included in this column. These PSU awards required continued service through May 1, 2022 and were paid out to each named executive officer on or immediately after such date. Therefore, those awards are reflected in the table as they had not vested as of the end of Fiscal 2022.
(6)These amounts are based on the February 28, 2022 NYSE closing price of $215.62 for a share of Class A Stock.
(7)The vesting of the April 21, 2020 PSU awards is based on our Fiscal 2021-2023 TSR performance as compared to companies in the S&P 500 Index. Based on our Fiscal 2021 and Fiscal 2022 TSR performance as compared to companies in the S&P 500 Index, the amounts set forth in this column assume a payout at the target level for these awards. The actual payout, if any, requires that the named executive officer remains employed with us until the May 1, 2023 service vesting date, and any actual payout of shares may be less than the amount reflected.
The vesting of the April 20, 2021 PSU awards is based on our Fiscal 2022-2024 TSR performance as compared to companies in the S&P 500 Index. Based on our Fiscal 2022 TSR performance as compared to companies in the S&P 500 Index, the amounts set forth in this column assume a payout at the threshold level for these awards. The actual payout, if any, requires that the named executive officer remains employed with us until the May 1, 2024 service vesting date, and any actual payout of shares may be less than the amount reflected.
In addition, all PSU awards would either vest at the target level or on a pro-rated basis upon the occurrence of certain events, as set forth under the heading “Potential Payments upon Termination or Change-in-Control” and subheading “Outstanding Equity Awards.” Further information concerning the Fiscal 2022 awards can be found in the CD&A under the heading “Long-Term Equity Incentive Awards” and subheading “Named Executive Officer Long-Term Incentive Awards – Fiscal 2022” and in the Grants of Plan-Based Awards in Fiscal 2022 table.
(8)All of the outstanding NQSOs held by each of Messrs. Robert Sands and Richard Sands have been transferred to limited liability companies for estate planning purposes.

Option Exercises and Stock Vested in Fiscal 2022

The following table presents information concerning NQSO exercises and shares of stock acquired upon vesting of RSU or PSU awards by each of the named executive officers in Fiscal 2022:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
William A. Newlands	17,160	$2,094,350	6,287	$1,549,019
Robert Sands	651,115	$90,382,688	5,603	$1,400,701
Richard Sands	952,282	$139,547,904	—	—
Garth Hankinson	—	—	2,080	$511,502
Robert Hanson	—	—	2,842	$695,964
(1)These amounts reflect the aggregate of the differences between the exercise price of the NQSO and the market price of a share of Class A Stock at the time of exercise for each NQSO exercised by a named executive officer in Fiscal 2022.

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(2)These amounts reflect the value realized from the vesting of RSU and PSU awards on the vesting date, the value of which were based on the NYSE closing price for a share of Class A Stock on that date, plus accrued dividend equivalents paid out at the time of vesting.

Pension Benefits

We do not maintain any tax-qualified pension plans or nonqualified or supplemental defined benefit plans. We maintain the Constellation Brands, Inc. 401(k) and Profit Sharing Plan, a tax qualified, defined contribution plan described above under the subheading “Savings Plans and Health and Welfare Benefits.”

Nonqualified Deferred Compensation

Effective December 31, 2018, the Company amended the 2005 SERP to freeze participation in and future contributions to the plan, to continue to credit participant balances resulting from investment gains and losses, and to distribute such amounts pursuant to the terms of the plan. Its predecessor plan, the SERP, was previously similarly frozen.

Effective January 1, 2019, certain employees, including each of the named executive officers, became eligible to participate in our NQSP, which is a nonqualified deferred compensation plan. The NQSP is designed to provide participants with the benefit of the company non-elective contributions that could not be made to their accounts under the 401(k) and Profit Sharing Plan due to Internal Revenue Code limitations. The NQSP also provides participants with an elective deferral opportunity and is designed to satisfy the requirements of Section 409A of the Internal Revenue Code.

For service prior to January 1, 2019, the Company made non-elective contributions to the SERP, and for service on or after January 1, 2019, the Company makes non-elective contributions to the NQSP. Such contributions are made on behalf of each eligible participant, including our named executive officers, and are equal to the amount of the non-elective contributions that a participant would have otherwise received under the 401(k) and Profit Sharing Plan on the portion of their salary that exceeded the applicable Internal Revenue Code limits. Participants did not make contributions under the SERP. Each year, participants may elect to defer a portion of their base salary and annual cash incentive bonus into the NQSP.

Participants may direct the investment of their accounts under the SERP and the NQSP into investment options that are similar to those offered under our 401(k) and Profit Sharing Plan. Company non-elective contributions to the SERP and NQSP are immediately vested. Accounts under the SERP are distributed in a single lump-sum payment six months following a participant’s separation from service. Participants elect distribution of each year’s account under the NQSP in a specified number of annual installments or a lump-sum payment commencing upon either separation from service or a specified date. See the following tables for additional information.

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Fiscal 2022 Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings (Losses) in Last FY (3)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE (4)
William A. Newlands	SERP	—	—	$2,031	—	$66,744
	NQSP	$847,692	$3,762	$15,841	—	$1,888,579
Robert Sands	SERP	—	—	$66,510	—	$2,472,965
	NQSP	—	$21,900	$635	—	$56,452
Richard Sands	SERP	—	—	$418,988	—	$2,904,602
	NQSP	—	$17,310	$417	—	$44,754
Garth Hankinson	SERP	—	—	$(28)	—	$1,136
	NQSP	—	$12,237	$(141)	—	$10,729
Robert Hanson	SERP	—	—	—	—	—
	NQSP	$416,826	$3,747	$1,027	—	$548,082
(1)The SERP did not provide for elective deferrals. Amounts in this column consist of amounts withheld from a named executive officer’s compensation otherwise payable during Fiscal 2022 and deferred into the NQSP. All of these amounts are reflected in the Summary Compensation Table.
(2)During Fiscal 2022, our named executive officers were eligible to receive a 3% non-elective contribution on compensation that exceeded the IRS limits that apply to the 401(k) and Profit Sharing Plan. Such contributions are reported in the fiscal year in which they are accrued or earned, regardless of the fiscal year in which the contribution is actually made to the SERP or the NQSP. All of these amounts are reflected in the Summary Compensation Table.
(3)Earnings are credited in accordance with the named executive officer’s investment direction. These amounts represent the aggregate earnings during Fiscal 2022 on the accounts held for each named executive officer under the SERP and the NQSP. None of these amounts are reflected in the Summary Compensation Table.
(4)Of the amounts in this column, the following amounts have also been reported in the Summary Compensation Table:

	Previously Reported Aggregate Balance for
Name	Fiscal 2021	Fiscal 2020
William A. Newlands	$64,713	$52,796
Robert Sands	$2,406,456	$1,713,380
Richard Sands	$2,485,615	$1,804,610
Garth Hankinson	$1,113	$973
Robert Hanson	—	—

Potential Payments upon Termination or Change-in-Control

In the event of specified terminations of employment, or a change-in-control of the company, our named executive officers would become entitled to certain payments and benefits under their respective employment agreements, the terms of their outstanding equity awards under the LTSIP, our AMIP, our SERP, and our NQSP. The following information describes and quantifies the compensation and benefits for our named executive officers that would have become payable if a named executive officer’s employment had terminated on February 28, 2022, or if a change-in-control of the company occurred on February 28, 2022, based on the terms and conditions of their respective employment agreement, and our agreements, plans, and arrangements in effect on such date. These benefits are in addition to the benefits generally available to salaried employees, such as our 401(k) and Profit Sharing Plan, ESPP, life and disability insurance programs, and medical, dental, and vision benefits.

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Employment Agreements
The employment agreements with our named executive officers in effect as of the end of Fiscal 2022 provide for specified post-termination payments and benefits in the event of the occurrence of certain termination events. In order to receive the payments and benefits set forth below, a terminating executive must execute a release in favor of us and agree not to compete with us without our consent for a period of three years in the case of Messrs. Robert Sands and Richard Sands, or two years in the case of each of the other executives (other than Mr. Hanson, whose post-termination restrictive covenants are limited as required by California law). The employment agreements also prohibit the executives, for a period of 18 months after termination in the case of Messrs. Robert Sands or Richard Sands, and for a period of 12 months after termination in the case of the other executives, from seeking to induce our employees to leave their employment with us. Finally, the agreements provide the executives with certain indemnification rights and prohibit the executives, whether during or after employment, from divulging our confidential information or trade secrets or using such information in connection with any outside business activity.

Under the employment agreement with each of our named executive officers, post-termination payments and benefits are triggered in the event that the executive’s employment terminates upon the expiration of the employment agreement, or if (i) the executive voluntarily terminates his employment for “good reason,” or (ii) the executive’s employment is involuntarily terminated by us for any reason other than “for cause.” Under the 2008 employment agreements with Messrs. Robert Sands and Richard Sands, post-termination payments and benefits are also triggered in the event of the executive’s (i) death, (ii) disability (which requires the executive to be unable to perform his duties for six months as determined by the Board), or (iii) retirement (which requires the executive to be at least 60 years of age and have 10 years of service). These triggering terminations are each referred to as a “qualifying termination.” As of February 28, 2022, each of Messrs. Robert Sands and Richard Sands were eligible for retirement under the terms of their respective employment agreement. Under the employment agreements with our named executive officers, a qualifying termination results in:

•in the case of Messrs. Robert Sands and Richard Sands, a lump-sum payment equal to three (3) times base salary and three (3) times the average annual bonus paid to the executive over the prior three (3) fiscal years; and in the case of all other named executive officers, a lump-sum payment equal to two (2) times base salary and two (2) times the average annual bonus paid to the executive over the prior three (3) fiscal years;
•payments equal to the total monthly cost of the executive’s medical and dental coverage in effect at the time of termination extending for 36 months in the case of Messrs. Robert Sands and Richard Sands and 24 months in the case of the other named executive officers;
•in the case of all named executive officers, outplacement services for a period of up to 18 months;
•in the case of Messrs. Robert Sands and Richard Sands, continued personal use of our corporate aircraft, when not needed for business purposes, at comparable levels to that provided over the three-year period prior to termination and continued participation in our annual product allowance program, in each case, for a period of three (3) years following termination; and
•following a change-in-control of the Company, in the case of Messrs. Robert Sands and Richard Sands, payment of any excise taxes, penalties or interest attributed to payments related to a change-in-control under Sections 280G and 4999 of the Internal Revenue Code on a grossed-up basis.

Each of our named executive officers’ agreements defines a “for cause” termination to mean that we terminate the executive for (i) any intentional, non-incidental misappropriation of our funds or property; (ii) unreasonable (and persistent) neglect or refusal to perform his duties (and which is not remedied within 30 days after written notice); (iii) the material breach of any restrictive covenant, or divulging our confidential information or trade secrets or using such information in connection with any outside business activity; or (iv) a conviction of a felony.

The agreements with each of our named executive officers define a “good reason” termination as the executive’s ability to terminate his employment for the occurrence of any of the following events without his consent: (i) a material reduction of the executive’s employment band or his duties and responsibilities; (ii) a material reduction of the executive’s base salary; or (iii) a material breach of the executive’s employment agreement by us. Under the agreements with Messrs. Robert Sands and Richard Sands, a “good reason” termination also includes an action by

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us to move their principal workplace to a location more than 30 miles from our headquarters or an immaterial reduction of the executive’s base salary. Under the agreement with Mr. Hanson, a “good reason” termination also includes an action by us to move his principal workplace to a location more than 50 miles from our San Francisco office.

The following table presents information concerning the post-termination payments each named executive officer would have received under his respective employment agreement in connection with a qualifying termination as of February 28, 2022.

Name	Severance Pay	Medical and Dental	Aircraft	Product Allowance	Outplacement Services and Relocation Services	Estimated Excise Tax Gross-Ups (1)	Total
William A. Newlands	$9,223,377	$33,077	NA	NA	$55,000	NA	$9,311,454
Robert Sands	$11,356,225	$37,645	$2,408,178	$60,000	$55,000	—	$13,917,048
Richard Sands	$9,665,630	$36,385	$2,661,184	$60,000	$55,000	—	$12,478,199
Garth Hankinson	$3,154,204	$33,077	NA	NA	$55,000	NA	$3,242,281
Robert Hanson	$4,072,187	$24,257	NA	NA	$55,000	NA	$4,151,444
(1)We do not believe any excise tax gross-up payments would have been incurred due to a termination of the employment of any named executive officer on February 28, 2022, in connection with a change-in-control. Pursuant to the terms of their employment agreements, only Messrs. Robert Sands and Richard Sands are eligible for an excise tax gross-up payment under such circumstances. The employment agreements with each of our other named executive officers provides for a “best net” approach under which the severance payment is either reduced to an amount $1 below that which would subject the executive to the excise tax or, if it would provide a greater net payment to the executive after the payment of any excise tax, paid in full without any gross-up payment from us.

These payments would be made pursuant to the terms of the employment agreements and in accordance with Section 409A of the Internal Revenue Code. Generally, severance pay and six months’ worth of medical and dental payments would be paid on the first business day of the seventh month following the officer’s separation from service with monthly medical and dental payments continuing thereafter until fully paid.

Outstanding Equity Awards

The unvested equity awards held by each of the named executive officers are described above in the Outstanding Equity Awards as of February 28, 2022 table. We made each of those awards pursuant to our LTSIP. The following chart summarizes the various vesting provisions in our outstanding awards under our LTSIP that were not fully vested as of February 28, 2022:

Potential Equity Vesting Triggers (1)
Equity Type	Qualifying Termination following a Change-in-Control (2)	Death or Disability	Retirement	For Cause Termination	Other Voluntary or Involuntary Termination
NQSOs	Yes	Yes	Yes (3)	No	No
RSUs	Yes	Yes	Yes (3)	No	No
PSUs	Yes	Yes (4)	Yes (5)	No	No
(1)As defined in the LTSIP and the applicable award agreements issued thereunder.
(2)In the event of a change-in-control of the company in which the outstanding equity awards are assumed or replaced by the acquirer, if the executive is involuntarily terminated by the company without cause, or voluntarily terminates employment for good reason, in each case within 24 months following the occurrence of the change-in-control: (i) outstanding NQSOs shall become fully vested and exercisable and shall be exercisable for 90 days following such termination; (ii) outstanding RSUs shall become fully vested and shall be delivered

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within 30 days following such termination; and (iii) outstanding PSUs shall become vested at target and shall be delivered within 30 days following such termination.
(3)Continue to vest on vesting schedule upon continuous service through the first November 1 following the grant date, based on compliance with restrictive covenants through each such vesting date.
(4)Vest at target level.
(5)For relative TSR PSUs, vest at the end of the performance period based upon the Company’s actual performance during the full performance period and pro-rated for the portion of the performance period during which the executive officer served prior to retirement; and vesting is dependent upon continuous employment until November 1 in the year of grant.

As of February 28, 2022, Messrs. Newlands, Robert Sands, and Richard Sands would have been eligible for the retirement treatment set forth above.

In the event of a termination or change-in-control event that resulted in accelerated vesting of outstanding equity awards (as set forth above), the values of (i) unvested in-the-money NQSOs, (ii) unvested RSUs, and (iii) the target amount of unvested PSUs, in each case, held by each of the named executive officers as of February 28, 2022 (based on the NYSE closing price of $215.62 for a share of Class A Stock on such date) were as follows:

Name	NQSOs	RSUs	PSUs
William A. Newlands	$4,957,568	$3,851,189	$4,891,771
Robert Sands	$6,504,536	$320,843	—
Richard Sands	$5,528,817	—	—
Garth Hankinson	$1,052,523	$1,318,516	$938,809
Robert Hanson	$1,785,211	$2,104,020	$1,999,444

AMIP Payments. Our AMIP is described in the CD&A under the heading “Short-Term Cash Incentives: Fiscal 2022 AMIP.” The Fiscal 2022 award program provides that in the event a named executive officer’s employment terminates for any reason other than retirement (defined as attained age 60 with at least five years of service), disability, death, or involuntary termination without cause prior to the end of the performance period, the named executive officer forfeits all rights to a short-term cash incentive bonus payment for such period. In the event of a named executive officer’s retirement, disability, death, or involuntary termination without cause prior to the end of the performance period, the named executive officer will become entitled to a pro-rated portion of the short-term cash incentive bonus payment that would have been payable had the individual not terminated employment. Such bonus, if any, will be paid at the same time bonuses are paid to similarly situated participants who do not terminate employment. Actual payouts under the plan to the named executive officers for Fiscal 2022 are set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

NQSP. This plan is described under the heading “Nonqualified Deferred Compensation.” In the event of any termination of employment as of February 28, 2022, each named executive officer (or, in the case of death, the named executive officer’s beneficiary) would be entitled to receive the value of his respective vested plan account balance set forth in the table under the heading “Nonqualified Deferred Compensation.” In the event of a change-in-control (as defined by the plan), we would make lump sum payments of account balances to participants within 90 days of the change-in-control event.

Supplemental Executive Retirement Plans. Our supplemental executive retirement plans are described under the heading “Nonqualified Deferred Compensation.” In the event of any termination of employment as of February 28, 2022, each named executive officer (or, in the case of death, the named executive officer’s beneficiary) would be entitled to receive the value of his respective vested plan account balance set forth in the table under the heading “Nonqualified Deferred Compensation.” In the event of a change-in-control (as defined by the plans), we would make lump sum payments of account balances to participants within 90 days of the change-in-control event.

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EXECUTIVE COMPENSATION	CEO Pay Ratio	Table of Contents
CEO Pay Ratio
For Fiscal 2022, the annual total compensation of our Chief Executive Officer is $12,040,281, and the annual total compensation of our median employee is $35,606. The ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is approximately 338 to 1. This pay ratio is a reasonable estimate, calculated in a manner consistent with the applicable SEC requirements. We re-identified our median employee this year based on the information available in our human resources information system, and we include all U.S. and non-U.S. employees, full and part-time employees, and temporary and seasonal employees in the universe of possible employees when identifying our median employee.

We determined our median employee as of the last day of our 2022 fiscal year, the same date that we use for determining the compensation of our CEO under the SEC executive compensation disclosure rules. For purposes of identifying our median employee, we calculate compensation as the sum of: (i) annualized base salary (not including overtime); (ii) target bonus as of the determination date; and (iii) target equity award percentage of base salary (multiplied by annualized base salary to provide a dollar value). We do not make cost of living adjustments for the compensation of employees based outside of the U.S. We convert the compensation paid to non-U.S. employees in local currency to U.S. dollars using the applicable exchange rate in effect as of the determination date.

Once we identify our median employee, we calculate their compensation under the Summary Compensation Table rules in a manner that is consistent with the calculation of our CEO’s compensation, without any adjustments or estimates. In this manner, the compensation of our CEO in the Summary Compensation Table matches the compensation that we use for our median employee for purposes of the CEO pay ratio. The SEC requirements for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us.

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EXECUTIVE COMPENSATION	Proposal 3 – Advisory Vote on Executive Compensation	Table of Contents

Proposal 3 – Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act added by the Dodd-Frank Act and related SEC rules, we are seeking stockholder support for an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement. This is often referred to as a “say-on-pay” vote.

As described above in the CD&A, we have designed the elements of our executive compensation program to operate together in a manner that seeks to reward our named executive officers for their respective abilities and day-to-day service, assistance with the achievement of annual goals and financial targets, and contributions toward enhancing long-term stockholder value. We believe the overall design of our executive compensation program has provided the intended results, and we continue to periodically review the program elements in an effort to maintain or improve the alignment of the executive compensation program with our strategic priorities and with our performance. We believe our compensation is market competitive and has resulted in the attraction, motivation and retention of executives who can contribute to our future success. In addition, we believe the program creates a strong linkage between pay and performance through our incentive bonuses and equity awards such that executives will generally receive higher compensation in more successful periods and lower compensation during less successful periods.

We conduct a say-on-pay vote every year, and last conducted a say-on-pay vote at the 2021 Annual Meeting of Stockholders. At that meeting, stockholders approved our executive compensation as disclosed in the 2021 Proxy Statement with approximately 95% of the vote being cast in favor of approval.

This proposal gives you, as a stockholder, the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and programs as described in this Proxy Statement. This vote is advisory, which means that the vote is not binding on the Company, the Board, or the Human Resources Committee. Even though it is not binding, we will describe in our next Proxy Statement how we considered the results of this vote and how that consideration affected our executive compensation decisions and policies.

For the reasons stated above, we believe the compensation of our named executive officers is deserving of stockholder support. Accordingly, we ask you to vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Vote Required

The adoption of the foregoing resolution requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this advisory vote, holders of Class A Stock and holders of Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board recommends that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement and, accordingly, recommends that you vote “FOR” Proposal 3. Unless you properly direct otherwise, the shares represented by your proxy, if properly submitted and not revoked, will be voted FOR such proposal.

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PROXY STATEMENT	Other Matters	Table of Contents
OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

Proxy Solicitation Costs

This solicitation of proxies is being made by the Board, and the cost of such solicitation will be borne by the Company. In addition to solicitation by use of the Internet and the mail, directors, officers, or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone, facsimile, Internet, or electronic mail. Banks, brokerage firms, and other entities holding stock for others in their names or in the names of nominees are requested to forward the proxy materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding the proxy materials.

Stockholder Proposals for the 2023 Annual Meeting

Stockholder Proposals and Director Nominations for Inclusion in the Proxy Statement for the 2023 Annual Meeting
In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act to be included in our Proxy Statement to be issued in connection with our 2023 Annual Meeting of Stockholders, such proposal must be received by us no later than the close of business on February 2, 2023, unless the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or after July 19, 2023, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Any such proposal must also otherwise comply with the requirements of the SEC relating to stockholder proposals.

Other Proposals and Nominations for Presentation at the 2023 Annual Meeting
Section 1.13 of our By-Laws requires advance notice of stockholder business and nominations to be considered at a meeting of stockholders. Those requirements define the procedures that a stockholder of the Company must follow if the stockholder intends to nominate a person for election to the Board or to propose other business to be considered directly at an annual or special meeting of stockholders, rather than for inclusion in our Proxy Statement. These procedures include, among other things, that the stockholder of record give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements.

Generally, in the case of an Annual Meeting of Stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the immediately preceding year’s annual meeting. As specified in our By-Laws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days before or more than 70 days after the first anniversary of the prior year’s meeting.

Accordingly, assuming that the Company’s 2023 Annual Meeting of Stockholders is held not more than 30 days before or more than 70 days after the anniversary of the Meeting, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary no later than the close of business on March 21, 2023, and no earlier than the close of business on February 19, 2023, and comply with the requirements of our By-Laws. In accordance with our By-Laws, the Chairperson of the 2023 Annual Meeting of Stockholders may determine, if the facts warrant, that a nomination or other proposal has not been properly brought before the meeting and, therefore, may be disregarded and not be considered at the meeting. These procedures are only a summary of the provisions regarding stockholder nominations of directors and proposals of other business in our By-Laws. Please refer to our By-Laws for more information on these requirements.

A copy of our By-Laws specifying the advance notice requirements for proposing business or director nominations has been filed with the SEC and is available on the SEC’s website. See the subheading “Corporate Governance and

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PROXY STATEMENT	Other Matters	Table of Contents
Responsibility Committee” for information regarding submission of a recommendation of a director nominee for consideration by the Corporate Governance and Responsibility Committee.

All such communications regarding the 2023 Annual Meeting of Stockholders must be provided in writing and be directed to the attention of the Company’s Secretary, Constellation Brands, Inc., 207 High Point Drive, Building 100, Victor, New York 14564.

The Chairperson or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our By-Laws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2023 Annual Meeting of Stockholders, and such nomination or other proposal is not delivered within the time frame specified in our By-Laws, then the person(s) appointed by the Board and named in the proxies for the 2023 Annual Meeting of Stockholders may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

Householding of Proxy Materials

The Company and some brokers “household” the Annual Report and proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the Annual Report, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or the Company, if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders or discontinue the practice, according to your wishes. You can notify us by sending a written request to Constellation Brands, Inc., Attn: Investor Relations, 207 High Point Drive, Building 100, Victor, New York 14564 or by telephone at 888-922-2150.

Available Information; Website Materials

Our Code of Business Conduct and Ethics and our Global Code of Responsible Practices for Beverage Alcohol Advertising and Marketing are available on our website at www.cbrands.com/story/policies. Our Chief Executive Officer and Senior Financial Executive Code of Ethics, policy regarding Communications from Stockholders or Other Interested Parties, Corporate Governance Guidelines, and the charters of the Audit Committee, the Corporate Governance and Responsibility Committee, and the Human Resources Committee are available on our investor relations website at ir.cbrands.com and are also available in print to any stockholder who requests them. Such requests should be directed to Constellation Brands, Inc., Attn: Investor Relations, 207 High Point Drive, Building 100, Victor, New York 14564. Additionally, any amendments to, and waivers granted to our directors and executive officers under, our codes of ethics referred to above will be posted in this area of our website.

Throughout this Proxy Statement, we refer to materials that are available on our website. Such materials are not made a part of this Proxy Statement and are not incorporated by reference.

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PROXY STATEMENT	QUESTIONS AND ANSWERS	Table of Contents
QUESTIONS AND ANSWERS

Why am I receiving these materials?

The Board has made these materials available to you over the Internet or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Meeting. The Meeting is scheduled to be held on Tuesday, July 19, 2022 at 11:00 a.m. (EDT), via online audio broadcast. This solicitation is for proxies for use at the Meeting or at any reconvened meeting after an adjournment or postponement of the Meeting.

What constitutes a quorum?

Holders of shares representing a majority of the outstanding aggregate voting power of Class A Stock and Class B Stock entitled to vote at the Meeting, present at the Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Shares with respect to which broker non-votes occur will be counted as shares present for purposes of determining whether a quorum is present at the Meeting.

What are the voting rights of holders of Class A Stock and Class B Stock?

Except as otherwise required by Delaware law, holders of Class A Stock and holders of Class B Stock will vote together as a single class on all matters other than the election of directors as set forth below. When holders of Class A Stock and holders of Class B Stock vote together as a single class, each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 161,033,019 votes for proposals at the Meeting and holders of Class B Stock are entitled to cast a total of 232,058,850 votes for proposals at the Meeting.

How do I vote my shares?

If your shares are owned directly in your name in an account with the Company’s stock transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record of those shares in your account and you have the right to vote those shares. If your shares are held in an account with a broker or other nominee, you are considered a “beneficial” stockholder of those shares, which are held in “street name.” The broker or other nominee is considered the stockholder of record for those shares. As a beneficial owner, you have the right to instruct the broker or other nominee how to vote those shares.

Stockholders who receive a proxy card or voting instruction card for Class A Stock and a proxy card or voting instruction card for Class B Stock must sign and return both proxy cards or voting instruction cards in accordance with their respective instructions or submit a proxy by telephone or via the Internet at www.proxyvote.com with respect to both Class A Stock and Class B Stock in order to ensure the voting of the shares of each class owned. The shares represented by your proxy will be voted at the Meeting as directed by your proxy.

How can I vote my shares and participate at the Meeting?

The Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Meeting by visiting the following website: www.virtualshareholdermeeting.com/STZ2022. To participate in the Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or voting instruction card, or on the instructions that accompanied your proxy materials. Both shares held in your name as the stockholder of record and shares for which you are the beneficial owner but not the stockholder of record may be voted electronically during the Meeting. However, even if you plan to attend the Meeting online, the Company recommends that you vote your shares in advance at www.proxyvote.com, so that your vote will be counted if you later decide not to attend the Meeting.

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PROXY STATEMENT	QUESTIONS AND ANSWERS	Table of Contents
How can I vote my shares without attending the Meeting?

To vote your shares without attending the Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voting instruction card provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the Meeting.

How can I change my vote?

You may revoke your proxy at any time before the proxy is exercised by delivering a written revocation to the Secretary of the Company or by submitting a proxy bearing a later date by telephone, via the Internet, or in writing.

What vote is required for the proposals, and how are votes counted for those proposals?

	Proposal	Required Vote	Routine/Non-Routine	Treatment of Abstentions	Treatment of Broker Non-Votes
1	To elect the thirteen (13) directors named in this proxy statement
Under Delaware law and the Company’s certificate of incorporation and by-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote in person or by proxy. *
			Non-Routine	No effect ***	No effect ***
2	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2023	Affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. **	Routine	Have the effect of a vote against	Broker non-votes should not occur with respect to routine matters
3	To approve, by an advisory vote, the compensation of the named executive officers	Affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. **	Non-Routine	Have the effect of a vote against	No effect ***
*    Pursuant to the Company’s certificate of incorporation and based on the number of shares of Class A Stock and Class B Stock that were outstanding on the Record Date, holders of Class A Stock, voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). Holders of Class B Stock are entitled to elect the remaining number of directors to be elected at the Meeting. Since the Board nominated thirteen (13) directors, holders of Class A Stock will be entitled to elect four (4) directors and holders of Class B Stock will be entitled to elect nine (9) directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld (including broker non-votes) will not affect the outcome of the elections.
**    With respect to these proposals, holders of Class A Stock and holders of Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.
***    Not included in numerator or denominator.

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PROXY STATEMENT	QUESTIONS AND ANSWERS	Table of Contents
What is a routine matter and what is a broker non-vote?

The rules of the NYSE determine whether proposals presented at stockholder meetings are routine or non-routine. If a proposal is routine, a broker or other nominee holding shares for an owner in “street name” may vote on the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. “Broker non-votes” occur when brokers or other nominees submit proxies relating to shares held in “street name” that they may vote with respect to at least one of, but not all, the matters to be considered at the Meeting because they have not received instructions from the respective beneficial owners of the shares.

What if I do not specify how I want my shares voted?

The shares represented by your proxy will be voted FOR the election of each of the director nominees named in Proposal 1 unless you specifically withhold authority to vote for one or more of the director nominees. Unless you properly direct otherwise, the shares represented by your proxy will be voted FOR Proposals 2 and 3.

Electronic Access to Proxy Materials and Annual Report

This Proxy Statement and our 2022 Annual Report are available on our website at
www.cbrands.com/annual-meeting.

Instead of receiving paper copies of next year's Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message that will provide a link to those documents online. By opting to access your proxy materials online, you will:

•Gain faster access to your proxy materials;
•Save us the cost of producing and mailing documents to you; and
•Help preserve environmental resources.

Constellation stockholders who have enrolled in the electronic access service previously will receive their materials online this year.

How do I inspect the list of Stockholders of Record?

Prior to the Meeting, a list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices at 207 High Point Drive, Building 100, Victor, New York 14564. To access the list during the annual meeting, please visit www.virtualshareholdermeeting.com/STZ2022.

Instructions for the Virtual Meeting

You are entitled to attend the Meeting only if you were a stockholder of record as of the Record Date, or you hold a valid proxy for the Meeting. You may attend the Meeting, vote, and submit a question during the Meeting by visiting www.virtualshareholdermeeting.com/STZ2022 and using your 16-digit control number included on your Notice, on your proxy card or voting instruction card, or on the instructions that accompanied your proxy materials to enter the Meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

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PROXY STATEMENT	QUESTIONS AND ANSWERS	Table of Contents
How can I submit a question?

If you wish to submit a question, you may do so in two ways. If you want to ask a question any time before 11:59 p.m. (EDT) on July 18, 2022, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on "Question for Management," select a question topic, type in your question, and click "Submit." Alternatively, if you want to submit your question the day of the Meeting, beginning at 10:45 a.m. (EDT) you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/STZ2022, navigate to the "Ask A Question" field, select a question topic, type your question, and click "Submit."

Questions pertinent to meeting matters will be answered during the Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Meeting matters and therefore will not be answered.

May 27, 2022

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PROXY STATEMENT	FORWARD-LOOKING STATEMENTS	Table of Contents
Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations and business, prospects, plans, and objectives of management and the Board, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results or events will in fact occur. All forward-looking statements speak only as of the date of this Proxy Statement, and we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this Proxy Statement are subject to other risks and uncertainties, including beer operations expansion, optimization, and/or construction activities, capital expenditures, and timing, long-term growth and margin expectations for our wine and spirits business, Canopy’s strategy, future operations and business, plans, and strategic relationships, the performance of our Canopy investment, the amount, timing, and source of funds for any share repurchases, the amount and timing of future dividends, our expectations of the development of the cannabis marketplace, and other factors and uncertainties disclosed from time-to-time in our filings with the SEC, including the 2022 Form 10-K, which could cause actual future performance or events to differ from current expectations.

Market positions and industry data discussed in this Proxy Statement have been obtained or derived from industry publications, including IRI. We have not independently verified the data from this industry publication. Unless otherwise noted, all references to market positions are based on equivalent unit volume.

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PROXY STATEMENT	DEFINED TERMS	Table of Contents
Defined Terms

Unless the context otherwise requires, the terms “Company,” “we,” “our,” or “us” refer to Constellation Brands, Inc. and its subsidiaries. We use terms in this Proxy Statement that are specific to us or are abbreviations that may not be commonly known or used.

Term	Meaning

2005 SERP	2005 Supplemental Executive Retirement Plan
2022 Form 10-K	our Annual Report on Form 10-K for Fiscal 2022
3-tier eCommerce	digital commerce experience for our consumers to purchase beverage alcohol from retailers
AMIP	Annual Management Incentive Program
Board	Board of directors of the company
Canopy	Canopy Growth Corporation, an Ontario, Canada-based public company (Nasdaq: CGC; TSX: WEED)
Canopy EIE	Canopy related equity in earnings (losses) and related activities
CD&A	Compensation Discussion and Analysis section of this Proxy Statement
Class 1 Stock	our Class 1 Convertible Common Stock, par value $0.01 per share
Class A Stock	our Class A Common Stock, par value $0.01 per share
Class B Stock	our Class B Convertible Common Stock, par value $0.01 per share
Comparable EBIT	comparable earnings before interest and taxes and excluding Canopy EIE
Corporate Governance Guidelines	Board of Directors’ Corporate Governance Guidelines
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Protection Act of 2010
DTC	direct-to-consumer; a digital commerce for consumers to purchase directly from brand websites with inventory coming straight from the supplier
ESPP	1989 Employee Stock Purchase Plan
Exchange Act	Securities Exchange Act of 1934, as amended
FCF	free cash flow
Fiscal 2019	the Company’s fiscal year ended February 28, 2019
Fiscal 2020	the Company’s fiscal year ended February 29, 2020
Fiscal 2021	the Company’s fiscal year ended February 28, 2021
Fiscal 2022	the Company’s fiscal year ended February 28, 2022
Fiscal 2023	the Company’s fiscal year ending February 28, 2023
Fiscal 2024	the Company’s fiscal year ending February 29, 2024
Fortune Brands	Fortune Brands Home & Security, Inc.
Frontier	Frontier Communication Corporation
FW Cook	Frederic W. Cook & Co., Inc.
FY	fiscal year
FYE	fiscal year end
GAAP	generally accepted accounting principles in the U.S.
GM de Mexico	General Motors de Mexico, S. de R.L. de C.V.
LTSIP	Long-Term Stock Incentive Plan
Meeting	2022 Annual Meeting of Stockholders of the Company and any adjournment or postponement thereof
NA	not applicable
Nava	Nava, Coahuila, Mexico
NM	not meaningful

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PROXY STATEMENT	DEFINED TERMS	Table of Contents

Term	Meaning

Notice	Important Notice Regarding the Availability of Proxy Materials
NQSOs	non-qualified stock options
NQSP	Non-Qualified Savings Plan
NYSE	New York Stock Exchange
Obregon	Obregon, Sonora, Mexico
Obregon Brewery	brewery located in Obregon
Organic Net Sales	prior period reported net sales less net sales of products of divested businesses reported for the prior period, as appropriate
PCAOB	Public Company Accounting Oversight Board
PSU	performance share unit
Record Date	as of the close of business May 20, 2022
RSU	restricted stock unit
SEC	Securities and Exchange Commission
SERP	Supplemental Executive Retirement Plan, collectively with the 2005 SERP
TAC	total annual cash compensation (consisting of base salary and target short-term cash incentives)
TDC	total direct compensation (consisting of target TAC plus the grant date fair value of long-term incentives)
Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718
TSR	total stockholder return
U.S.	United States of America
WildStar	WildStar Partners LLC
Wine and Spirits Divestiture	sale of a portion of our wine and spirits business to E. & J. Gallo Winery and in a separate, but related, transaction sold the Nobilo Wine brand

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PROXY STATEMENT	Appendix 1: Reconciliation of Non-GAAP Items	Table of Contents
Appendix 1: Reconciliation of Non-GAAP Items

We report our financial results in accordance with GAAP. However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because we use this information in evaluating the results of our core operations and/or internal goal setting.

We provide Organic Net Sales because we use this information in monitoring and evaluating the underlying business trends of our core operations.

Comparable Basis EBIT, as used by us, is considered a performance measure and we consider operating income the most comparable GAAP measure. Comparable Basis EBIT is used by management in evaluating the results of our core operations including, the results of its equity method investments.

FCF is considered a liquidity measure and provides useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of FCF is that it does not represent the total increase or decrease in the cash balance for the period.

In addition, we believe this information provides investors valuable insight on underlying business trends and results in order to evaluate year-over-year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the periods presented. Non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, our reported results prepared in accordance with GAAP.

Reconciliation of Canopy EIE, Reported Basis (GAAP) to EBIT, Comparable Basis (Non-GAAP)

	Fiscal 2022	Fiscal 2021	Fiscal 2020
(in millions)
Equity losses and related activities, reported basis - Canopy EIE (1)	$(73.6)	$(679.0)	$(575.9)
Plus (Less): Comparable adjustments (2)	(104.6)	532.8	354.2
Equity losses and related activities, comparable basis - Canopy EIE	$(178.2)	$(146.2)	$(221.7)
(1)Equity losses and related activities are included in income (loss) from unconsolidated investments.
(2)Comparable Adjustments, Canopy EIE include: impact from the June 2019 warrant modification, restructuring and other strategic business development costs, expected credit losses on financial assets and related charges, unrealized net (gain) loss from the mark to fair value of securities measured at fair value and related activities, flow through of inventory step-up, share-based compensation expense related to acquisition milestones, acquisition costs, loss on dilution due to Canopy’s issuance of additional stock, and other (gains) losses.

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PROXY STATEMENT	Appendix 1: Reconciliation of Non-GAAP Items	Table of Contents
Reconciliation of Net Income (Loss), Reported Basis (GAAP) to EBIT, Comparable Basis (Non-GAAP)

				Percent Change
	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2022 compared to Fiscal 2021	Fiscal 2021 compared to Fiscal 2020
(in millions)
Net income (loss), reported basis	$1.0	$2,031.8	$21.4	(100)%	NM
Plus (Less): Provision for (benefit from) income taxes	309.4	511.1	(966.6)
Plus: Interest expense	356.4	385.7	428.7
Plus: Loss on extinguishment of debt	29.4	12.8	2.4
EBIT	696.2	2,941.4	(514.1)	(76)%	NM
Plus (Less): Comparable adjustments
Acquisitions, divestitures, and related costs (1)	(41.0)	(4.7)	(51.2)
Restructuring and other strategic business development costs (2)	84.4	437.4	607.1
Other (3)	2,048.9	(600.9)	2,502.1
Comparable adjustments	2,092.3	(168.2)	3,058.0
EBIT, comparable basis	2,788.5	2,773.2	2,543.9	1%	9%
Less: Equity losses and related activities, comparable basis - Canopy EIE	(178.2)	(146.2)	(221.7)
EBIT - comparable basis, excluding Canopy EIE	$2,966.7	$2,919.4	$2,765.6	2%	6%
(1)For Fiscal 2022, consists primarily of a net gain on sale of an equity method investment made through our corporate venture capital function and a gain related to the remeasurement of our previously held equity interest in My Favorite Neighbor, LLC to the acquisition date fair value, partially offset by transition services agreements activity related to the sale of a portion of the wine and spirits business. For Fiscal 2021, consists primarily of a net gain in connection with the sale of a portion of the wine and spirits business and a net gain from a vineyard sale, partially offset by a net loss on foreign currency contracts. For Fiscal 2020, consists primarily of a net gain recognized in connection with the sale of the Black Velvet Canadian Whisky business and a gain related to the remeasurement of our previously held equity interest in Nelson’s Green Brier Distillery, LLC to the acquisition-date fair value; partially offset by flow through of inventory basis adjustments associated with our investment in Canopy.
(2)For Fiscal 2022 and Fiscal 2021, consists primarily of equity losses from Canopy related to costs designed to improve their organizational focus, streamline operations, and align product capability with projected demand. For Fiscal 2020, consists primarily of impairments of long-lived assets held for sale and costs to optimize our portfolio, gain efficiencies, and reduce our cost structure primarily within the wine and spirits segment.
(3)For Fiscal 2022, consists primarily of (i) an unrealized net loss from the mark to fair value of our investment in Canopy, (ii) an impairment of long-lived assets in connection with certain assets at the Mexicali Brewery, (iii) a loss on extinguishment of debt, (iv) an adjustment to understated excise tax accruals primarily related to a prior period acquisition, and (v) a net increase in estimated fair value of contingent liabilities associated with prior period acquisitions, partially offset by (i) a net gain associated with Canopy, equity earnings (losses), (ii) a net gain from the mark to fair value of undesignated commodity derivative contracts, (iii) net flow through of reserved inventory following the 2020 U.S. West Coast wildfires, and (iv) a gain from a property tax settlement. For Fiscal 2021, consists primarily of (i) an unrealized net gain from the mark to fair value of our investment in Canopy, (ii) a net gain from the mark to fair value of undesignated commodity derivative contracts, and (iii) a net decrease in estimated fair value of a contingent liability, partially offset by costs associated with Canopy equity losses and a net loss a result of smoke damage sustained during the U.S. West Coast wildfires. For Fiscal 2020, consists primarily of an unrealized net loss from the mark to fair value of our investment in Canopy and costs

Constellation Brands, Inc. 2022 Proxy Statement	#WORTHREACHINGFOR I 68

PROXY STATEMENT	Appendix 1: Reconciliation of Non-GAAP Items	Table of Contents
associated with Canopy equity losses, partially offset by an unrealized gain from the June 2019 modification of the terms of the warrants and certain other rights originally obtained in November 2018.

Reconciliation of Reported Net Sales (GAAP) to Organic Net Sales (Non-GAAP)

				Percent Change
	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2022 compared to Fiscal 2021	Fiscal 2021 compared to Fiscal 2020
(in millions)
Consolidated net sales	$8,820.7	$8,614.9	$8,343.5	2%	3%
Less: Divestitures (1)	—	(642.3)	(1,063.0)
Consolidated organic net sales	$8,820.7	$7,972.6	$7,280.5	11%	10%

(1)	The divestitures impacting the applicable periods below consist of the following:
		Fiscal 2021	Fiscal 2020
	Black Velvet Canadian Whiskey business	NA	03/01/2019 - 10/31/2019
	Ballast Point craft beer business	NA	03/02/2019 - 02/29/2020
	Concentrate business	03/01/2020 - 12/28/2020	03/01/2019 - 02/29/2020
	Paul Masson Grande Amber Brandy brand	03/01/2020 - 01/11/2021	03/01/2019 - 02/29/2020
	Wine and Spirits Divestiture	03/01/2020 - 01/04/2021	03/01/2019 - 02/29/2020

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to FCF (Non-GAAP)

	Fiscal 2022	Fiscal 2021
(in millions)
Net cash provided by operating activities	$2,705.4	$2,806.5
Less: Purchases of property, plant, and equipment	(1,026.8)	(864.6)
FCF	$1,678.6	$1,941.9

Constellation Brands, Inc. 2022 Proxy Statement	#WORTHREACHINGFOR I 69

CONSTELLATION BRANDS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, July 18, 2022. Have this proxy card in hand when you access the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/STZ2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, July 18, 2022. Have this proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86312-P75882

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONSTELLATION BRANDS, INC.

The Board of Directors recommends you vote FOR the following:

Class A Stockholders

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jennifer M. Daniels
02) Jeremy S.G. Fowden
03) Jose Manuel Madero Garza
04) Daniel J. McCarthy

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please note there are <u>two</u> proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card <u>and</u> a Class B proxy card must vote the shares represented by each card <u>separately</u>.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at **www.proxyvote.com**.

D86313-P75882

CONSTELLATION BRANDS, INC.
Annual Meeting of Stockholders
July 19, 2022 11:00 AM
This proxy is solicited by the Board of Directors

You hereby appoint Jim Bourdeau and Brian Bennett, or either of them, proxies for you with full power of substitution to vote all shares of Class A Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the "Company") that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held online on Tuesday, July 19, 2022 at 11:00 a.m. (EDT) and any adjournment thereof (the "Meeting"). Class A Stockholders, voting as a separate class, are entitled to elect four (4) directors at the Meeting. Class B Stockholders, voting as a separate class, are entitled to elect nine (9) directors at the Meeting. Please refer to the Proxy Statement for details. The number of shares of Class A Common Stock entitled to vote appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (PROPOSAL 1), AND FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. TO APPROVE THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Constellation Brands

CONSTELLATION BRANDS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, July 18, 2022. Have this proxy card in hand when you access the web site and follow the instructions to obtain the records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/STZ2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, July 18, 2022. Have this proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D86314-Z82831

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONSTELLATION BRANDS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
Class B Stockholders	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Christy Clark
02) Nicholas I. Fink
03) Ernesto M. Hernandez
04) Susan Somersille Johnson
05) James A. Locke III
06) William A. Newlands
07) Richard Sands
08) Robert Sands
09) Judy A. Schmeling

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please note there are <u>two</u> proxy cards, one for Class A Stockholders and one for Class B Stockholders. Stockholders who receive a Class A proxy card <u>and</u> a Class B proxy card must vote the shares represented by each card <u>separately</u>.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at **www.proxyvote.com**.

D86315-Z82831

CONSTELLATION BRANDS, INC.
Annual Meeting of Stockholders
July 19, 2022 11:00 AM
This proxy is solicited by the Board of Directors

You hereby appoint Jim Bourdeau and Brian Bennett, or either of them, proxies for you with full power of substitution to vote all shares of Class B Common Stock, par value $.01 per share, of CONSTELLATION BRANDS, INC. (the "Company") that you would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held online on Tuesday, July 19, 2022 at 11:00 a.m. (EDT) and any adjournment thereof (the "Meeting"). Class A Stockholders, voting as a separate class, are entitled to elect four (4) directors at the Meeting. Class B Stockholders, voting as a separate class, are entitled to elect nine (9) directors at the Meeting. Please refer to the Proxy Statement for details. The number of shares of Class B Common Stock entitled to vote appears on the back of this card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY YOU. UNLESS DIRECTED OTHERWISE, THE PROXIES WILL VOTE THE SHARES FOR THE ELECTION OF ALL THE NOMINEES LISTED ON THE REVERSE SIDE (PROPOSAL 1), AND FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF SAID PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. TO APPROVE THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIMPLY SIGN AND DATE ON THE BACK IF YOU ARE SUBMITTING YOUR PROXY BY MAIL. YOU NEED NOT MARK ANY BOXES.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side